As Filed with the Securities and Exchange Commission on June 7, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No.1

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                  SEC File No.

                            TREASURE FINANCIAL CORP.

    Texas                              6211                      75-2583682

(State or Other             (Primary Standard                (I.R.S. Employer
Jurisdiction of             Industrial Classification        Identification No.)
Incorporation or            Organization)
Code Number)

                         801 E. Campbell Road, Suite 510
                             Richardson, Texas 75081
                                 (972) 889-8868
    (Address and Telephone Number of Registrant's Principal Executive Offices
                        and Principal Place of Business)

                             Stewart A. Merkin, Esq.
                           444 Brickell Ave., Ste. 300
                              Miami, Florida 33131
                                  305-357-5556
            (Name, Address and Telephone Number of Agent for Service)

                       Approximate Date of Commencement of
       Proposed Sale to the Public: As soon as practicable after approval.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of             Maximum         Maximum
Securities           Amount          Offering        Aggregate      Amount of
to be                to be           Price           Offering       Registration
Registered           Registered      Per Share       Price          Fee (1)
----------           ----------      ---------       ---------      ------------

Common Stock         2,000,000       $0.50           $1,000,000     $92.00
$.001 Par Value

Common Stock (2)     1,850,000       $0.10           $  185,000     $17.02
$.001 Par Value

(1) Estimated solely for purposes of calculating registration fee. It is anticipated that the public offering price of the common stock will be approximately $0.50 per share.

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the public offering price of the common stock of approximately $0.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

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

        PRELIMINARY PROSPECTUS DATED May 23, 2002 SUBJECT TO COMPLETION.

                         TREASURE FINANCIAL CORPORATION

                          3,850,000 Shares Common Stock

This prospectus relates to the offer and sale of up to 2,000,000 shares of common stock, $0.001 par value of Treasure Financial Corp. (the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operation s. Our corporate address is 801 E. Campbell Road, Suite 510 Richardson, Texas 75081. We estimate that total expenses will be approximately $50,000 in connection with this offering of our shares.

The registration statement of which this prospectus forms a part also relates to the potential resale of 1,850,000 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on January 11, 2002. Such shares represent approximately 48% of the total shares being offered hereby and may be sold at the prevailing market price that may undercut the fixed price that shares are being offered in the primary offering of 2,000,000 Shares. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

Prior to the date hereof, there has been a limited trading market for the Common Stock of the Company. There can be no assurance that an active trading and/or a liquid market will develop or, if developed that it will be maintained.

INVESTING IN OUR COMMON STOCK INVOLVES  CERTAIN RISKS.  SEE RISK FACTORS ON PAGE
3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.

PUBLIC OFFERING          PRICE UNDERWRITING       COMMISSIONS     PROCEEDS TO US

Per Share                $0.50                    $0.00           $0.50

Total if maximum sold    $1,000,000               $0.00           $1,000,000

                   The date of the Prospectus is May 23, 2002

1. The amount as shown in the preceding table does not reflect the deductions of
(1) general expenses payable by the Company; and (2) fees payable in connection with legal and accounting expenses incurred in this offering. These expenses are estimated to be $50,000 if the total offering amount is obtained.

This Offering will terminate on or before, _____ 2002. In The Company's sole discretion, the offering of Common Shares may be extended for up to three thirty-day periods, but in no event later than _______, 2002. There is no minimum offering amount and no escrow account. Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING - Plan of Distribution.

UNTIL ____________, 2002 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.


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

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR THE LAWS THEREOF DO NOT AUTHORIZE SOLICITATION, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

Any statements in this prospectus and in our filings with the Commission incorporated by reference in this prospectus that are not statements of historical information are forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements, as well as other oral and written forward-looking statements made by or on behalf of us from time to time, including statements contained in our other filings with the Commission and our reports to shareowners, involve known and unknown risks and assumptions about our business and other factors which may cause our actual results in future periods to differ materially from those expressed in any forward-looking statements. Any such statement is qualified by reference to the risks and factors discussed under "Risk Factors" beginning on page 4 of this prospectus. We caution that the risks and factors discussed in this prospectus are not exclusive. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus and in the filings with the Commission we incorporate by reference in this prospectus not to occur.

NEITHER THE UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE
SECURITIES AGENCY PASSES UPON THE MERITS OF OR GIVES ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D OF THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

An investment in this offering of our Stock is highly speculative and involves certain substantial risks that you should consider. See "Risk Factors." Risks include those associated with the offering of securities for which there is no trading market and risks associated with an investment in our newly formed company. YOU ARE URGED TO READ THIS MEMORANDUM CAREFULLY BEFORE MAKING ANY DECISION TO PURCHASE. YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

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

                                TABLE OF CONTENTS

Subject headings are provided for your convenience only. Not all information on any subject is provided under a single heading. While we often provide cross-references to other subject headings, they are not necessarily complete or exclusive. ACCORDINGLY, YOU ARE URGED TO READ THIS OFFERING MEMORANDUM IN ITS ENTIRETY AND TO ASK ANY QUESTIONS THAT YOU MAY HAVE.


                                                                            Page

Preliminary Prospectus                                                         2
Summary                                                                        5
Risk Factors                                                                   5
Use of Proceeds                                                               10
Market for Common Equity & Shareholder Matters                                12
Description of Business                                                       12
Dilution                                                                      15
Management's Analysis of the Business                                         15
Management                                                                    16
Principal Shareholders                                                        18
Capital Structure of our Company                                              34
Description of Securities Being Offered                                       35
Organization and Certain Transactions                                         36
Reports to Shareholders                                                       36
Transfer Agent                                                                36
Litigation/Legal Proceedings                                                  37
Auditors                                                                      37
Financial Summary Information                                                 39


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

                                     SUMMARY

Our Company and Its Business

Our Company, Treasure Financial Corp. ("we," "us" or the or our "Company") was organized as a Texas corporation on February 23, 1995. The Company is a fully compliant, National Association of Securities Dealers ("NASD") registered broker/dealer. Its address is 801 E. Campbell Road, Suite 510 Richardson, Texas 75081;telephone (972) 889-8868. All references in this Registration Statement to our Company or its business, unless stated otherwise, will refer collectively to Treasure Financial Corp. and its subsidiaries.

The Offering

|X| Shares Outstanding Prior to Offering: 10,350,000 shares

|X| Shares Outstanding After the Offering: 12,350,000 shares

As of May 13, 2002 we had 10,350,000 shares of common stock issued and outstanding. This offering is comprised of 3,850,000 shares, 1,850,000 shares being offered by existing shareholders of the Company and 2,000,000 by the Company.

We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use any underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

We will not sell Shares to any investor in a state unless the Shares are registered or qualified in such state or the sale of our Shares is exempt from registration or qualification. Purchasers in any subsequent trading market must be residents of states in which our securities are registered or qualified.

RISK FACTORS

A purchase of our Stock is a highly speculative investment and involves material risk. You should not purchase our Stock unless you can afford to lose your entire investment. We are only recently incorporated and we are just beginning operations. We have noted risk factors throughout this Offering Memorandum, but the primary risks to which your investment is subject include those listed below, and you should carefully consider the following:

Competition. The market for financial services over the Internet is new, rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. We face direct competition from financial institutions, brokerage firms, banks, mutual fund companies, Internet portals and other organizations. Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. In addition, many of our competitors offer a wider range of investment banking, advisory and other financial services and products than we do, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer preferences and requirements. Many of our competitors also have greater name recognition and larger customer bases that could be leveraged, thereby gaining market share from us. These competitors may conduct more extensive promotional activities and offer better terms and lower prices to customers than we do, possibly even sparking a price war in the online financial services industry. Moreover, some of our competitors have established cooperative relationships among themselves or with third parties to enhance their services and products. It is possible that new competitors or alliances among existing competitors may significantly reduce our market share. General financial success within the financial services industry over the past several years has strengthened existing competitors and may continue to attract new competitors, such as software development companies, insurance companies and others, as such companies expand their financial product lines. Commercial banks and other financial institutions have become more competitive with our brokerage operations by offering their customers certain corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of our business. While we cannot predict the type and extent of competitive services that commercial banks and other financial institutions ultimately may offer, we may be harmed by such competition. To the extent our competitors are able to attract and retain customers, our business or ability to grow could be harmed. There can be no assurance that we will be able to compete effectively with current or future competitors or that this competition will not significantly harm our business.

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

Risks in the Securities Business Generally. The Company will engage in various aspects of the investment banking and securities industries. The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the ownership of securities acquired in investment and merchant banking activities, and resulting from litigation. The Company's business and its profitability will also be affected by many factors, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the business and financial communities, currency values, market conditions and the level and volatility of interest rates.

The Company's revenues, like those of other firms engaged in the securities industry, will be directly related to fluctuations in trading volume and price levels of securities. Such fluctuations are directly affected by regional, national and international economic, regulatory and political conditions, broad trends in business and finance and interest rates. Low trading volume and the lack of increasing securities prices generally result in reduced commissions and investment banking revenues for firms such as the Company. In the past, heavy trading volume has caused clearing and processing problems in the securities industry, and may do so in the future. In periods of reduced volume or decreasing securities prices, profitability for firms such as the Company may be adversely affected since many costs are relatively fixed.

Volatility of Securities Industry. A significant portion of our revenues in recent years has been from online investing services, and although we continue to diversify our revenue sources, we expect this business to continue to account for a significant portion of our revenues in the foreseeable future. We, like other financial services firms, are directly affected by economic and political conditions, broad trends in business and finance and changes in volume and price levels of securities and futures transactions. We do not yet know what impact the recent terrorist attacks in the United States will have on our business. The U.S. securities markets are characterized by considerable fluctuation and downturns in these markets have harmed our operating results, including our transaction volume and the rate of growth of new accounts, and could continue to do so in the future. Significant downturns in the U.S. securities markets occurred in October 1987 and October 1989, and a significant downturn has been occurring since March 2000. We cannot assure you that U.S. securities markets will not continue to be volatile or that prices and 5 transaction volumes will not continue to move downward, either of which could harm our business going forward. Some of our competitors with more diverse product and service offerings might withstand such a downturn in the securities industry better than we would. We face competition from competitors, some of whom have significantly greater financial, technical, marketing and other resources, which could cause us to lower our prices or to lose a significant portion of our market share.

Reliance on third parties to process our Transactions. We rely on a number of third parties to process our transactions, including online and Internet service providers, back office processing organizations, other service providers and market-makers, all of which may need to expand the scope of the operations they perform for us. Any backlog caused by a third party's inability to expand sufficiently to meet our needs could harm our business. In addition, rapid growth in the use of our services could strain our own ability to adequately expand technologically to meet increased demand.

Acquisition Program could harm our Business. We may acquire other companies or technologies in the future, and we regularly evaluate such opportunities. Acquisitions entail numerous risks, including, but not limited to:

o difficulties in the assimilation and integration of acquired operations and products,
o    diversion of management's attention from other business concerns,
o    failure to achieve anticipated cost savings,
o    failure to retain existing customers of the acquired companies,
o amortization of acquired intangible assets, with the effect of reducing our reported earnings, and
o    potential loss of key associates of acquired companies.

No assurance can be given as to our ability to integrate successfully any operations, technology, personnel, services or new businesses or products that might be acquired in the future. Failure to successfully assimilate acquired organizations could harm our business. In addition, there can be no assurance that we will realize a positive return on any of these investments.

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

Risks relating to Investments in Technology and emerging growth Companies. The Company's plans include the underwriting, brokerage and trading of securities of technology and emerging growth companies, a segment of the securities industry that may be subject to greater risks than the securities industry as a whole. Management believes that these companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources and their securities may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of many small capitalization companies. In particular, high technology and emerging growth companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to their operating performance.

Risks associated with Investment Banking Activities. The Company's planned investment banking activities will subject the Company's capital to certain risks. Such risks include market, credit and liquidity risks, which risks arise primarily when underwritten securities cannot be resold, for any reason, at anticipated price levels. Further, under applicable securities laws and court decisions addressing underwriters' liability and limitations on indemnification by issuers, an underwriter may be exposed to substantial liability arising out of public and private offerings of equity and debt instruments.

In addition, the level of the Company's investment banking activities will be affected by the state of the securities markets in general and the market for public offerings in particular, which in turn affects the markets for private offerings. Changes in the securities markets and general economic conditions, including economic downturns, fluctuations in interest rates, the availability of credit, inflation and other factors, may affect the value of investments of the Company and/or the scope and depth of the investments available to the Company. The market for public offerings is cyclical in nature and, accordingly, there can be no assurance that the securities markets will, at any point in time, be receptive to public offerings, particularly those of high technology and emerging growth companies Adverse changes in the market for public offerings could have a material negative effect on the Company.

Government Regulation; Net Capital Requirements. The Company's activities are, and the securities industry generally is, subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations and stock exchanges, such as the NASD and the NYSE, require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees. The extensive regulatory framework applicable to broker-dealers, the purpose of which is to protect customers and the integrity of the securities markets will impose significant compliance burdens on the Company. Failure to comply with any of the laws, rules or regulations of any independent, state or federal regulatory authority could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse impact upon the Company. The SEC and NASD also have stringent provisions with respect to net capital requirements applicable to the operation of securities firms. A significant operating loss or any charge against the net capital of the Company could adversely affect its level of business. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require the Company to alter its methods of operation at costs which could be substantial.

Risks associated with Clearing Arrangements. The Company clears all transactions for its customers on a fully disclosed basis with a clearing agent that carries and clears all customer securities accounts. The clearing agent also lends funds to customers of the Company through the use of margin credit. These loans are made to customers on a secured basis, with the clearing firm maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of the agreement between the Company and the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies any customer obligations, the Company may be obligated to indemnify the clearing agent for any resulting losses.

Potential for Litigation. Many aspects of the Company's business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there has been an increasing incidence of litigation involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. While the Company has not been the subject of any legal proceedings to date, as a result of increased publicity regarding legal proceedings against broker-dealers and the resulting heightened public awareness of such matters, it is possible that certain legal proceedings, if brought which can be settled or otherwise resolved without a material adverse economic effect on the Company could generate adverse publicity which in turn could have a material adverse effect on the Company's planned operations.

Need for Additional Capital. The Company's business and the securities industry in general are capital intensive. Accordingly, the Company may require additional capital to support and expand its operation. To the extent that revenues from operations are insufficient therefore, and additional funding is required, public or private financing may not be available when needed or may not be available on terms favorable or acceptable to the Company. Failure to secure additional financing, if and when needed, may have a material adverse effect on the Company's ability to implement its proposed business strategy.

Control  by  Principal  Stockholders.   The  Company's  officers  and  directors
currently  own  85%  of the  Company's  issued  and  outstanding  Common  Stock.
Following sale of the Shares subscribed to hereby, the Company's current stockholders will continue to own the majority of the voting power of the Company. Such ownership will enable such persons to elect all of the Directors of the Company, who, in turn, run the day-to-day operations of the Company. Holders of Shares will have no voice in the management of the Company.

Dependence on Executive Officers and Key Employees. The Company's success will depend upon the services of its directors, executive officers and certain key employees. Competition among financial services firms for executive and other professional personnel is intense and subject to escalating compensation expenses. There can be no assurance that the Company will be successful in attracting and retaining such personnel, and the inability of the Company to attract such personnel could have a material adverse effect on the Company. The Company intends to enter into agreements with its executive officers containing non-disclosure and non-competition provisions, however, no such agreements have yet been executed. There can be no assurance that the Company's directors, executive officers, or key employees will remain associated with the Company in any particular capacity or that they will not compete, directly or indirectly, with the Company.

Potential Conflicts of Interest. Certain of the Company's directors and executive officers are directors, executive officers or shareholders of other companies related to the Company by common ownership or control. Accordingly, conflicts of interest between the Company and these parties may arise, which may not necessarily be resolved in the Company's favor.

Lack of Reporting Information. The Company is not subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and as a result, shareholders may not have ready access to information of the type required to be reported by publicly held companies under the Exchange Act and the regulations there under.

Arbitrary Determination of Offering Price. The Offering price for the Shares has been arbitrarily determined by the Company, bears no relationship to the assets, book value or net worth of the Company, and should not be considered as an indication of the actual value of the Company.

Merger or Acquisition of Publicly Traded Company. We may seek to merge with a company whose securities are publicly traded. The primary attraction of such a merger partner or as an acquisition vehicle will be its status as a public company. Any business combination or transaction may result in a significant issuance of shares and substantial dilution to our shareholders.

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

Uncertain Ability to Manage Growth. As part of our business strategy, we intend to pursue rapid growth. Our ability to achieve our planned growth depends upon a number of factors, including our ability to hire and train management and other employees, the adequacy of our financial resources, our ability to identify new markets in which we can successfully compete and our ability to adapt our purchasing and other systems to accommodate our expanded operations. In addition, there can be no assurance that we will be able to achieve our planned expansion or that we will be able to manage successfully the expanded operations. Failure to manage growth effectively could adversely affect our financial condition, results of operations and prospects.

Authorization of Stock. Our Certificate of Incorporation authorizes the issuance of Stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Stock with dividend, liquidation, conversion, voting and other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. Although our Company has no present intention to issue any shares of its Stock, there can be no assurance that our Company will not do so in the future. See "Description Of Securities."

Best Efforts Offering; Absence of Firm Commitments. The sale of shares by the Company is being made on a best efforts basis. No commitment exists by anyone to purchase all or any part of the shares being offered hereby. Therefore there is no assurance that any specific number of shares will be sold. In the event only a limited number of shares are sold, there may be additional risks involved in that the Offering will be closed with a sum that may not be adequate to implement fully the plans of our Company. See "Use of Proceeds" and "Business of Our Company."

No Public Market for Securities. There is currently no public market for the shares and no assurance can be given that such a market will develop in the future. However, even if such a market should develop, there can be no assurance that the securities purchased herein may be resold at or near the original Offering price.

Limited Public Information about Our Company. Although our Company intends to issue periodic financial reports to our shareholders and the financial community in general, at present, our Company, in the past, has not been obligated to file reports with the Securities and Exchange Commission (the "SEC") pursuant to the Act. Accordingly, the reports, which our Company may issue in the future, may not be as extensive as would be required under the Act. Furthermore, having limited information about our Company available to the public may discourage potential investors in any public market that may ultimately develop for our securities.

Absence of Dividends on Our Common Stock. Our Company has not paid any dividends on any of its shares of Common Stock since our inception and does not currently anticipate paying dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

Financial Burden on Investors. Much of the financial risk of our Company's business activities will be borne by the investors who purchase shares in this and subsequent Offerings, while management and certain shareholders stand to realize substantial benefits from significant stock ownership.

Non Arm's-length Transactions. The shares of Common Stock issued to our present shareholders, including our founders and certain other shareholders, were issued at prices arbitrarily established by us and should not be considered to have been negotiated at arm's length. See "Organization and Certain Transactions."

Regulatory Review of Marketing Practices. The NASD regulates all marketing activities by our Company, and a Company Series 24 licensed principal prior to release must review all marketing materials. The NASD has in the past asked us to revise certain marketing materials.

Additional Regulations If We Solicit Orders or Make Investment Recommendations. We do not currently solicit orders from our customers or make investment recommendations. However, if we were to engage in such activities, we would become subject to additional rules and regulations governing, among other things, sales practices and the suitability of recommendations to customers. Compliance with these regulations could be burdensome, and, if we fail to

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

comply, we could be subject to fines and other penalties. We are continuing to develop technology, through a joint venture, that may enable us to provide financial advice for online investors in the future.

Investment Company Status. We may incur significant costs to avoid investment company status and may suffer other adverse consequences if we are deemed to be an investment company under the Investment Company Act of 1940, commonly referred to as the 1940 Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Risks Relating to Owning Our Stock

Changes in Government Regulations. The securities industry in the United States is subject to extensive regulation under both federal and state laws. Broker-dealers are subject to regulations covering all aspects of the securities business, which include: sales methods, recommendations of securities, trading practices among broker-dealers, execution of customers' orders, use and safekeeping of customers' funds and securities, capital structure, record keeping, advertising, conduct of directors, officers and employees, and supervision. Among other requirements, these amendments will require "pattern day traders" to have deposited in their accounts a minimum equity of $25,000 on any day in which the customer day trades. The amendments to NASD Rule 2520 could affect the behavior of certain of our most active customers and negatively impact our revenues. There can be no assurance that federal, state or foreign agencies will not further regulate our business. We anticipate that we may be required to comply with record keeping, data processing and other regulatory requirements as a result of proposed federal legislation or otherwise. We may also be subject to additional regulation as the market for online commerce evolves. Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. As a result, federal or state authorities could enact laws, rules or regulations affecting our business or operations. We may also be subject to federal, state or foreign money transmitter laws and state and foreign sales or use tax laws. If such laws are enacted or deemed applicable to us, our business or operations could be rendered more costly or burdensome, less efficient or even impossible. Any of the foregoing could harm our business, financial condition and operating results.

Failure to Comply with Applicable Securities and Banking Regulations. The SEC, the NASD and other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees. We could be subject to disciplinary or other actions due to claimed noncompliance in the future, which could harm our business.

Additional Funding Required. In the future, we may need to raise additional funds for various purposes, including expanding our technology resources, to hire additional associates, and to make acquisitions. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund our business growth plans. In addition, if funds are available, the result of our issuing securities could be to dilute the value of shares of our common stock and cause the market price to fall.

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the 2,000,000 shares of common stock offered hereby, are estimated to be approximately $1,000,000. We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. This offering will be sold on a first come, first serve basis. We will not use an underwriter or securities dealer. There can be no assurances that any amount of the offering will be sold. In that event, there is a substantial risk to us that failure to receive proceeds from this offering may significantly restrict our business operations. The Company will not receive any proceeds from the sale of securities by the Selling Shareholders.

The Company intends to utilize any proceeds for future acquisitions, capital expenditures, and general & administrative costs associated with the continuity of the business.

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

The maximum net amount which may be received by our Company from this Offering, if the full amount of the shares is sold, is estimated to be approximately $950,000, after deducting professional, consulting and administrative fees of $50,000.00 payable by the Company (including legal, accounting, and printing fees.)

Since the Offering is being made on a strict "best efforts" basis, there can be no guarantee that the maximum offering will be sold. See "Risk Factors," and "Business of Our Company." In the event that less than the maximum amount of the Offering is sold, the funds will be used as set forth below.

The following table sets forth information concerning our intended and estimated use of proceeds of the offering of the Shares being made hereby, assuming the sale of 200,000, 1,000,000 and 1,000,000 Shares respectively:

                           Minimum Offering    Mid Offering       Max. Offering
                               $100,000          $500,000           $1,000,000
                               --------          --------           ----------

Improvements to
Internet Operation           $10,000(10%)      $50,000 (10%)      $100,000 (10%)

Sales &
Professional Fees            $20,000 (20%)     $100,000 (20%)     $200,000 (20%)

Purchase/Lease
Computer Hard/Soft
Ware                         $35,000 (35%)     $100,000 (20%)     $150,000 (15%)

Advertising                  $8,000 (8%)       $40,000 (8%)       $80,000 (8%)

Deposits                     $5,000 (5%)       $25,000 (5%)       $50,000 (5%)

Purchase of NASD
Broker Dealer
Single/Multi State
Operations                   $0                $75,000 (15%)      $200,000(20%)

Working Capital              $22,000 (22%)     $110,000 (22%)     $220,000(22%)
--------------------------------------------------------------------------------
TOTAL                        $100,000          $500,000           $1,000,000
                             --------          --------           ----------

Working Capital represents expenditure for general corporate purposes including accounts payable, payroll, and purchase of materials for purchase orders, overhead, administrative expenses and general corporate purposes.

The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications that may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management.

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

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no public market for the shares and no assurance can be given that such a market will develop in the future. However, even if such a market should develop, there can be no assurance that the securities purchased herein may be resold at or near the original Offering price.

                             DESCRIPTION OF BUSINESS

Our Company, Treasure Financial Corp. ("we," "us" or the or our "Company") was organized as a Texas corporation on February 23, 1995. The Company is a fully compliant, National Association of Securities Dealers ("NASD") registered broker/dealer. We have three locations, one at 801 E. Campbell Road, Suite 510, Richardson, Texas 75081, 6100 Corporate Drive, Suite 570, Houston, Texas, 77036 and 417 7th Street, Suite B, Oakland, California 94607. Our telephone numbers are (972) 889-8868, (713) 988-1364 and (510) 740-8888, respectively.

We specialize in providing financial services to individual retail investors who manage their own investments and personal finances and to fee-based independent investment advisors. Customers are able to utilize our services 24 hours a day, seven days a week through a variety of delivery channels, including the Internet and other electronic channels as well as our branches and service centers.

Our activities generate revenue primarily in the form of commission and fee income, market making and principal transactions revenues, and interest income. We also derive revenues from corporate finance and other capital markets transactions, insurance brokerage services, and consulting services.

Treasure's primary method of operation is through its affiliate program. The affiliate program is designed to attract experienced brokers with existing clientele who desire to operate their own office. It is through this affiliate program we have expanded its customer base and retail activities by adding brokers with established clientele. In order to become an affiliate of Treasure, the registered representative must enter into an affiliate agreement with us. The Company believes that one of the primary reasons its affiliate program is attractive to such individuals is because the affiliate arrangement entitles the affiliate representative to obtain a significantly higher percentage of the commissions generated by his sales than a registered representative would normally receive.

Based on the experience of Treasure's management, and information derived from professional associations, we believe that the range of standard commission payout rates for registered representatives of retail forms is approximately 40%- 50%, whereas the Company's affiliates receive commissions of approximately 80%-85%. The terms of the affiliate agreement provide that the Company's affiliate establishes his own office and is solely responsible for the payment of all expenses associated with the operation of the branch office, 4 including rent, utilities, furniture, equipment, stock quotation machines, and general office supplies. All securities transactions are cleared through our clearing firm on a fully disclosed basis.

We are also expanding our general securities business by adding registered representatives to its main corporate office. We are continuously seeking to establish additional branch offices at sites and locations to be selected, the timing and location of which will be based upon prevailing business and economic conditions.

Our Strengths

We believe that our competitive advantage over other online brokerage firms lies with the following factors:

     - Each regular or online customer is assigned an experienced broker to assist him or her. Unlike most other brokers, which assign computer technicians or a general help desk to answer customers' questions, we assign one of our experienced brokers to service each account on an as-needed basis.
     - We have established ourselves in Dallas Texas as a quality brokerage. Unlike newer, less established brokerages, we have operated for more than 7 years with an established customer base.

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Our Goals

Our  goal  is  to  become  a  leader  in  the  financial  services  industry  by capitalizing on the changes occurring in the financial services industry and providing our clients with specialized services for competitive, fully disclosed commission rates. We intend to achieve our goal by: - targeting experienced investors and small to mid-sized financial institutions who typically (1) execute more trades per year than other categories of investors, (2) require access to market information, and (3) require fast professional execution of their orders;
     - Providing value to our clients at the lowest overall cost, including direct access to our trading desk which enables them to realize the best possible execution price;
     - Providing our clients with value-added services, including access to well-trained brokers and up-to-date market information;
     - Creating technologically innovative solutions to satisfy client needs, including efficient order execution directly over the Internet
     -    Providing our brokers with the tools to meet the needs of our clients.

Industry Background and Company Strategy in Internet Brokerage and Investment Banking

The Internet increasingly is being accepted as a viable and efficient way of exchanging information, conducting business, making purchases and consummating other transactions. The emergence of the Internet as a globally accessible interactive e-commerce medium has led to a proliferation of online business transactions, many of which traditionally have been conducted in person, through the mail or over the telephone. The Company's primary strategy is to provide smaller full-service brokers, broker/dealers, money managers, financial services departments of banks with online trading capability and back office services to streamline their record keeping operations. Secondarily, the Company will provide online trading at its websites to individual, self-directed retail customers. Moreover, compared to Wall Street's expenditures of approximately $400-to-600 to acquire a client, the estimated cost of $25-to-$50 for the Company of accumulating trading accounts is relatively inexpensive as the registering of one investment firm can represent between 20 and 1,000 active trading accounts. Further, demand for the service is significant, as investment professionals must provide online capability to remain competitive against an onslaught by larger full service online brokerages for their clients.

For investors who feel comfortable in using the Internet to: direct their own portfolios and investment decisions; and also participate in more aggressive investment activities, such as investing in private placements, initial public offerings and angel fund limited partnerships. The Company will have a fee schedule for trading charges however; those charges will be generated from the investment firm to which the investor's account is assigned.

Although the Company's primary market, from a geographic standpoint, will be the United States, it will also seek clients worldwide. Additionally, the expected growth of the Asian market, with its enormous population, will soon present a tremendous growth opportunity for the Company. It will also seek European and Asian affiliates. Although some of the its members will be U.S. NASD registered brokers and broker/dealers, domiciled in foreign jurisdictions, the Company has found that Asian and European investors traditionally believe they will be better informed about the markets by using U.S.-based on line systems. Moreover, charges by Asian and European online firms are reported to be more than 10 times those of their U.S. counterparts.

Investment Banking Operations. We assist small growing companies in the structure and planning of their business activities and their capital-raising plans. Our investment banking professionals bring vast experience to the evaluation of developmental and growth companies who, in our judgment, have the potential, through business, management, proprietary assets and other factors, to become successful public enterprises. Among our activities in this field, we assist early capital formation by way of private placements of equity securities, and assist more mature enterprises in the structuring of public offerings. We bring value to these clients by assisting their business plans, growth strategies, and expansion potential while also identifying and advising them as to strategic alliances, mergers, acquisitions and divestitures.

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

Private Equity. The Company will eventually assist private and public corporate issuers, as well as investment funds, in raising private capital from individual and institutional investors. Private offerings will be conducted principally through the Internet that, the Company believes, substantially reduces expenses associated with the offering for the client-companies, as well as the investors.

Private placements cannot be offered through general solicitation and investors seeking to participate in private placements must meet certain financial standards. Accordingly, online access to our private placements will be available only to potential investors who have been pre-qualified as "accredited investors," which may be done through the Internet. After a potential investor has pre-qualified he or she will be given a password which will allow him or her to access our private placement pages which contains information about current private placements, including access to confidential offering memoranda.

The Company's private placements will generally be conducted in accordance with these procedures:

1. The offering circular is digitized and placed on the website in a password-secure location;

2. An e-mail alert is sent to persons who have previously registered with us as accredited investors in order to alert them that a new private placement is available at the secure-site;

3. Interested, qualified persons will be required to submit their password before gaining access to the offering circular;

4.   When   subscribing,   a   potential   investor   must   complete   investor
     questionnaires and subscription documents and must place the required amount of funds in an escrow account established exclusively for the offering;

5. We allocate participation on a first-come, first-served basis to qualified investors;

6.   Each  customer's  purchase  is  confirmed  initially  through  e-mail,  and
     subsequently   through  receipt  of  executed  and  accepted   subscription
     documents; and

7. After the private placement, participating investors will be kept up to date about the progress of their company through delivery of annual reports and other information.

Competition

The securities industry is very competitive and, with technical innovation, is becoming even more so. Accordingly, we seek to compete, based upon our traditional strengths built up over a period of time, on:

o    quality
o    efficiency
o    training
o    reliability of our trading abilities
o    our reputation in the markets and with other market professionals
o    relationships with our institutional and retail clients
o    our skilled and experienced management team
o    research data

We also utilize what we consider the best and most reliable of technological advances in order to compete and continually enhance the quality of services provided. We are competing with large and small brokerage firms, which utilize both traditional methods and electronic commerce to transact their business, and from many, much larger, broker/dealers, market makers, institutions and online trading firms. We encounter intense competition in all aspects of the securities business and compete directly with other securities firms, a significant number

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

of which have substantially greater capital and other resources. Many of these competitors now offer a wider range of financial services although our strategy is to bridge this gap by broadening our product line. In addition to competition from firms currently in the securities business there has recently been increasing competition from other sources such as commercial banks and insurance companies offering financial services. We believe that the principal competitive factors in the securities industry are the quality and ability of professional personnel and relative prices of services and products offered. Our competitors and we also directly solicit potential customers and furnish investment research publications to investors in an effort to hold and attract existing and potential clients.

Property of our Company

We currently utilize office space at 801 E. Campbell Road, Suite 510, Richardson, Texas 75081, 6100 Corporate Drive, Suite 570, Houston, Texas, 77036 and 417 7th Street, Suite B, Oakland, California 94607. Our rent expense last year ended September 31, 2001, was $90,313 and our monthly lease rates are $7,526.08 for 3,800 sq. ft. expiring May 2003 in our locations.

Personnel

As of March 1, 2002, we employed a total of 16 full-time persons, whose primary roles are: trading, retail representatives, back office personnel, compliance, accounting, and executive management. Our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions. Our registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business. Our success will depend on our ability to hire and retain additional qualified trading, technical and financial personnel, who are generally in high demand.

                                    DILUTION

To date, we have issued 8,500,000 (post split) shares to our founders, initial officers and directors and 1,850,000 shares to Photonics Corporation, who has subsequently distributed those shares to its shareholders of record. All of such shares were issued at the par value of $.001 per share in recognition of services provided to the company. For purposes of calculation of dilution, the book value of our Company prior to this offering was $173,806 or $.0168 per Share. If only the minimum of 200,000 shares are sold, for total consideration of $100,000.00, the post-offering book value will be $.026 per share, meaning that there will be dilution of $.474 per share. If the maximum of 2,000,000 shares are sold, for total consideration of $1,000,000, the post-offering book value will be $.095 per share, meaning that there will be dilution of $.405 per share.

                      MANAGEMENT'S ANALYSIS OF THE BUSINESS

Corporate Strategy

As we enter our 7th year, retail investment services remain the core of our business. Consistent with the past, our goal is to enhance our historic strengths while expanding our product base and capabilities. We plan to do this by:

Combining sophisticated training with the latest electronic trading and information technology. We have increased our trading platform and access to markets and information to meet the new trading demands. We have, among other things, linked a number of automated trading systems for our use.

The movement to greater communications resources and electronic commerce, through the Internet and otherwise, has accelerated these trends. We intend to participate, but only after carefully examining the risks and potential rewards involved so that we are not exposing ourselves to significantly greater financial risk in the implementation of our strategic plans. We also will move forward only if we are able to assure ourselves and our clients of being able to continue to provide at least the same personalized and professional servicing of their financial needs and accounts that we have historically provided to them.

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

Company Strategy. The Company has created a strategy under which it will focus on four distinct business segments: offering online capability to: (1)
investment professionals; (2) online brokerage services for self directed clients who do not want to use a broker; (3) individual investors with significant capital gains who are either concerned with tax implications or asset protection-market neutral strategies; and (4) companies, both private and public, that are looking for acquisitions or to be acquired. In order to support these business segments, we will offer limited investment banking services.

We intend to:

1.   recruit   and   maintain   a  large   network  of   full-service   brokers,
     broker/dealers, money managers, and financial services departments of banks as an Internet platform to conduct business;

2. develop long-term relationships with and repeat visits from individual self-directed online investors seeking IPO and private placements;

3.   provide stock trading services at competitive prices;

4. offer alternative investments for clients willing to assume greater risk for higher returns;

5. attract a growing dynamic online user base and promote its brand name by democratically allocating new issues of its public and private securities;

6. create a strong distribution network by promoting securities offerings through its direct access to online individual investors who have accounts or who are active members on the Company's electronic mailing list; and

7. use our proven software and low costs of customer acquisition to increase the growth in the customer base with limited marketing expenditures.

                                   MANAGEMENT

Directors and Executive Officers. The Company's senior management includes experienced professionals from the investment banking, brokerage business and technology arenas. The following table lists the Company's officers and key employees. The executive officers are David Wu, President and Chief Executive Officer. The management team has its professional origins in the present day world of corporate finance and securities markets. Investment banking, corporate finance, mergers and acquisitions coupled with research capabilities and extensive Internet design and development best characterize the experience of Company's managers and directors.

Name                        Age           Title
----                        ---           -----

Tsan-Hwa Wu                 47            Chairman, CEO, President, and Director

Enchuan Lin                 40            Secretary and Director

Pao-Yu Chen                 42            CFO, Treasurer, and Director

The Company's Board of Directors currently consists of 3 directors.

There are no family relationships among any executive officers, directors or key employees of our Company. Each director holds office until the next annual meeting of stockholders of our Company and until his successor has been elected and qualified. Officers of our Company are elected by the Board of Directors and serve at the discretion of the Board. Currently, directors receive stock of our Company as compensation for their services, and may receive reimbursement of expenses incurred on Company business.

Tsan-Hwa Wu - was born on Feb 25,1954 in Taipei, Taiwan. He co-founded Treasure Financial Corp in 1995 and currently serves as Chairman, CEO, and President, as well as, his position as director of the Company. From 1986 to 1987, Mr. Wu worked for 1st Punan in the United States as a commodities broker. From 1988 through 1995, he worked for Youngblood Securities as a broker. Mr. Wu currently holds the following licenses (with dates obtained in parentheses): S3 (9/25/95), S4 (5/10/95), S7 (11/19/88), S8 (8/7/89), S24 (5/1/95), S27 (4/10/95) S55
(3/7/00) and S63 (12/05/88.) Mr. Wu received a Bachelors Degree in Earth Science in 1976 from Cheng-Kong University, Taiwan and a Masters Degree in Information Systems in 1985 from the University of Dallas.

Enchuan Lin - graduated from National Taiwan Institute of Technology, Taipei, Taiwan in 1987 and received a Bachelor of Mechanical Engineering & Technology. In 1991 Enchuan graduated from University of Texas at Arlington with a Master of Engineering in Computer Science & Engineering. From 1991to 1994, Enchuan worked as a Network Engineer in Argosy Technology and joined Treasure Financial in 1995 as a co-founder.

Pao-Yu Chen - graduated from Tang Kang University major in Business Administration in 1983 and received a Master's of Computer Science from University of Texas at Tyler in 1991. Pao-Yu joined Treasure Financial Corp in 1995 as a co-founder.

Executive Compensation

The following table sets forth the cash and other compensation we paid during the last two fiscal years to our chief executive officer, president and other individuals who served as executive officers and whose total compensation was $100,000 or more.

                       Year        Salary         1099 Income       Stock Awards

Tsan-Hwa Wu            2001             $0          $ 55,683             $0
Chairman/CEO           2000             $0          $156,067             $0

Enchuan Lin            2001             $0                $0             $0
Director               2000        $29,100                $0             $0

Pao-Yu Chen            2001        $ 6,000                $0             $0
Director               2000        $31,500                $0             $0

Director's Compensation. Directors receive reimbursement for out-of-pocket expenses incurred while attending Board meetings. Messrs. Lin, Chen and Wu do not receive compensation to serve as a Director.

Indemnification. Our Articles of Incorporation and By-Laws provide for the indemnification by our Company of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of our Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, our Company has entered into Indemnity Agreements with its officers and directors.

Directors' and Officers' Liability Insurance. Our Company has not obtained directors' and officers' liability insurance for the benefit of its directors and officers.


Limitation   On   Liability.   As  permitted  by  Texas  law,  our  Articles  of
Incorporation  provide  that a director of our Company  shall not be  personally liable for monetary  damages for a breach of fiduciary duty as such,  except for liability resulting from: bad faith;  intentional misconduct;  knowing violation of the law and/or  personal  gain of a profit or  advantage  to which he was not entitled.  This  provision  is  intended  to  afford  our  directors  additional protection  from, and limit their  potential  liability  from,  suits alleging a breach of their duty of care. Our Company believes this provision will assist it in the future in securing the services of directors who are not employees of our
Company.  As a result of the inclusion of such a provision,  shareholders may be unable to recover monetary  damages against  directors for actions taken by them which  constitute  negligence  or gross  negligence or which are in violation of their fiduciary duties although it may be possible to obtain injunctive or other equitable relief with respect to such actions.  If equitable  remedies are found not to be available to shareholders  for any particular  case,  shareholders may not have any effective remedy against the challenged conduct.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as the date hereof, was known by us to own beneficially more than five percent (5%) of its Common Stock; (ii) the individual Directors of our Company and (iii) the Officers and Directors of our Company as a group. As of the date of this offering, 10,350,000 shares of Common
Stock and no Preferred Stock have been issued. At the conclusion of this offering, assuming the maximum number of Shares is sold, the Company will have 10,350,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Name and Address of      Number of Shares     Percent of Class        Percent of Class
Beneficial Owner         Beneficially Owned   Prior to Offering (1)   After Offering (2)
----------------         ------------------   ---------------------   ------------------
David Wu                     3,337,090               32.2%                   27.0%

Enchuan Lin                  2,633,253               25.4%                   21.3%

Pao-Yu Chen                  2,529,657               24.4%                   20.5%

Officers and Directors       8,500,000               82.1%                   68.8%
as a group

     (1)  10,350,000 shares outstanding prior to offering
     (2)  12,350,000 shares outstanding after offering is fully subscribed

Selling Shareholders

The registration statement of which this prospectus forms a part also relates to the potential resale of 1,850,000 shares of Common Stock owned by Selling Shareholders. Such shares represent approximately 48% of the total shares being offered hereby and may be sold at the prevailing market prices that may undercut the fixed price that the 2,000,000 shares are being offered in the primary offering. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

Treasure Financial Corp.
Shareholders List
2/1/2002
                              Treasure Shareholders

A ROSS MACKRISS                                                                1
A STEIN                                                                      110
A SUN                                                                        260
AEROCRUUISE TRAVEL                                                            32
ALAN POLSKY                                                                    1
ALAN SINOVSKY                                                                 44
ALBERT C BENDALL AND VIVIAN D BENDALL                                          3
ALEX OSTROSKI                                                                  1
ALEXANDER ROSS                                                              1500
ALEXANDRA VON GRASS                                                            1
ALFRED J WATKINS JR AND VIRGINIA L WATKINS                                     1
ALFRED ROBINSON AND RUTH E ROBINSON                                            1
ALI MOEIN                                                                      1
ALICE C SOBELMAN                                                               1
ALISON S MCFARLAND & BETTY LYNN MCFARLAND                                      1
ALLAN MORMANN                                                                  1
ALLEN TAYLOR                                                                  28
ALLISON SWANSON                                                                1
ALMEDA COX                                                                     3
ALOYSE W MCCLELLAN                                                             1
AMY JANE DOLAN                                                                 4
AMY NG                                                                         1
ANDREW G FABANS                                                                1
ANDREW HAAGEN                                                                  1
ANDREW HSI                                                                    11
ANDREW KARL                                                                    2
ANDREW O FRANKLIN                                                              1
ANDREW STACK                                                                2000
ANNAND VENUGOPAL                                                             660
ANNE MADDEN                                                                    1
ANTHONY J LAMBERTI                                                             1
ANTONIO RIZZA AND EMMA RIZZA                                                   3
ARNOLD A GOLDBERG                                                              9
ARTHUR AMADEUS MOLD                                                          400
ARTHUR SOBEL                                                                  21
ARTHUR SOBEL & JOANNE SOBEL TTEE                                              89
ARTHUR SOBEL & JOANNE SOBEL TTEE - ARTHUR & JOANNE SOBEL TRUST                74
ARTUR F LEARNED                                                                6
ARUN K SHARMA AND SUNANDA SHARMA                                               1
B JEEVANDAS NAIK                                                               2
BANK OF AMERICA CUST FBO VIVKIE JEW IRA                                       47
BARBARA ANN WILLIAMS                                                           1
BARBARA BARTELSON                                                              1
BARBARA BOYLE                                                                  4
BARBARA H FRANKS                                                             105
BARBARA MELANSON                                                               1
BARBARA SCHAEFER CUST FBO BONNI JO WALQUIST UTMA                               1
BARRON ALDRINE                                                                80
BARRY M WEINMAN                                                                9
BEN DRISCOLL                                                                   1
BENJAMIN H TURNER EXE ESTATE - DOROTHY TURNER                                  1
BERTRAM BINION                                                                 1
BETTY J HUNT EST                                                               1
BEVERLY SATO                                                                   7
BINGHAM ASSOCIATES DEFINED BENEFITS PENSION PLANS                              1
BOB L HOFFMANN AND JANINE M HOFFMAN                                            6

BOB LORENZINI                                                                  5
BOWNE OF LOS ANGELES                                                         207
BRADLEY T MILLER AND JANET L MILLER                                            1
BRENDA CANTY                                                                   9
BRET P SMITH                                                                2323
BRIAN K ROSE                                                                   1
BRIAN M BRTALIK                                                               80
BRIAN P CAPONE                                                              1267
BROAD AND CASSELL                                                            235
BROBECK PHELGER                                                               24
BRUCE A DANGELMAIER                                                            1
BRUCE A FOSTER                                                                 3
BRUCE BENEFIEL                                                                 1
BRUCE BUDNICK AND DOREEN BUDNICK                                               1
BRUCE MUNRO AND SUSAN MUNRO                                                    4
BRYAN HOKLOTUBBE AND SANDRA HOKLOTUBBE                                         1
BSJ ENTERPRISES                                                             6235
C YANSOUNI                                                                   120
CAL EAST REALTORS INC                                                         67
CALIFORNIA PARTNERS                                                          237
CALVIN G SMITH                                                                 1
CAROLYN O DOWD                                                                 1
CARTER P THACHER                                                               1
CECIL MATHIS                                                                1056
CEDE & CO                                                                 368090
CHARLENE D COTA                                                                4
CHARLES A BATER AND BETTY F BATER                                              3
CHARLES HENSON AND NANCY HENSON                                             1320
CHARLES KU                                                                    21
CHARLES L CRAWSHAW & BARBARA L CRAWSHAW TTEE                                   1
CHARLES MOHACSI                                                                6
CHARLES P KU                                                                   2
CHARLES PKU                                                                    4
CHARLES V MOESCH                                                               1
CHARLES WINTER                                                                 1
CHE' JEREMY STEVENS                                                          141
CHEH-CHIA CHI                                                                  3
CHEI-LONG TSAI CUST - MICHAEL H TSAI UTMA                                      2
CHELL DARLING                                                                106
CHEN FANG                                                                   2000
CHERYL MCPHERSON                                                              10
CHIEN PANG SHU                                                                22
CHRIS OSTROW                                                                   1
CHRIS SARISKY                                                                  1
CHRISTINA CARRILLO                                                             1
CHRISTINE THEIN                                                               15
CHRISTOPHER I CAMPA                                                           19
CHRISTOPHER S LANZILLO                                                      1478

CLARK J NALLS                                                                  1
COMPUTER REPS INC EMPLOYEE - PENSION FBO RONALD DEWARS IRA                    32
COOLEY, GODWARD LLP                                                         1245
COREY RINKER                                                               29000
CORNERSTONE VENTURES INTL                                                    622
CORRIE KING                                                                    1
COUN CHEN AND BETTY CHEN                                                      18
CRAIG CALHOUN                                                                317
DAISY NAVARRO                                                                  5
DALE MELTON AND  WILLISTINE MELTON                                           232
DALE OLSZEWSKI                                                                 1
DALE SPARROW                                                               49038
DAN ZELLER                                                                  1056
DANIEL C HU AND ALICE T HU                                                     1
DANIEL HENDERSON                                                             900
DANIEL LA ROSA                                                                 1
DANIEL LARATONDA AND JOANN LARATONDA                                           1
DARREL KIM                                                                     2
DARREL W ROSS                                                                  1
DAVAR N KHALES                                                                 1
DAVE JANKOWSKI                                                             11986
DAVID A HERRICK                                                             1479
DAVID BARE                                                                     1
DAVID CHOU                                                                     2
DAVID EDWARD DALE                                                           2000
DAVID FEINNE                                                               11000
DAVID G YOUNG                                                                  1
DAVID L RENNIE                                                                 4
DAVID LEE                                                                   9083
DAVID LEE                                                                   5590
DAVID M BEIRNE                                                                 1
DAVID MC COY                                                                2000
DAVID S LEE                                                                20084
DAVID TANG                                                                     1
DAVID W DUKE                                                                1056
DAVID WEISMAN                                                                  8
DAVID WRIGHT                                                                   1
DAVID YOUNG                                                                    1
DAWN A KAY                                                                     1
DE HUYNH AND VAN M CHUNG                                                       1
DEAN DRINGENBURG                                                               3
DEAN E WALTERS                                                                18
DEAN WINANS                                                                    1
DEBORA ALLYN WHELCHEL AND NATHAN ALAN WHELCHEL                                 1
DEBORAH A POWELL                                                               1
DEBORHA BLANSETT                                                               1
DEBRA L BREHM                                                                  1
DELORES J FLOYD                                                                1
DENNIS C NGO                                                                   1
DENNIS W GLASS                                                                 1
DENY L DE ROSIER                                                               1
DEREK GREGORY MUNOZ                                                            1

DERRICK WILLIAM ALFORD                                                      4000
DEVIN MALONE AND KIMBERLY MALONE                                            1056
DIANNE MEDLYN                                                                 80
DINGCHUNG JANN AND HUAI TI HUANG                                              30
DION BLUNDELL                                                                  1
DON EDWARDS                                                                 2000
DON LATTOURETTE                                                             4000
DON MAX VARS                                                                   3
DON ROWLAND                                                                 2498
DONALD BEKINS & JOAN BEKINS TTEE                                               7
DONALD E WISE                                                               1056
DONALD HEJMANOWSKI AND CATHERINE HEJMANOWSKI JTTEE                         12000
DONALD J JURSKI AND BETTY E JURSKI                                             1
DONALD M BEKINS CUST LAURENCE R BEKINS UTMA CA                                 1
DONALD WINSPEAR                                                             1000
DONALD YU                                                                    405
DONNA MC ALISTER                                                               1
DORIS ROBERTS                                                                  1
DOUG CHU                                                                       3
DOUG URBAN                                                                     1
DOUGLAS C WILKINS                                                           1478
DOUGLAS J HULME                                                                3
DOUGLAS J YOKOYAMA                                                             3
DOWNEY OVERTON                                                                 1
DTC DATA TECHNOLOGY CORP SHARE                                                48
DTC DATA TECHNOLOGY CORPORATION                                            10057
DTC TECHNOLOGY                                                              1479
DTC TECHNOLOGY CORPORATION                                                  4057
DUANE DARR                                                                     1
DUNE PETROLEUM CORP                                                            8
DUNG PHAN                                                                      1
DWIGHT L MILBURN AND TRUDY A MILBURN                                           1
EDGAR CHEN                                                                    51
EDGAR S T CHEN                                                                15
EDMUND F SCHNIEDERS III                                                       80
EDNA M SHOMON                                                                  1
EDWARD H DUBIS                                                                 1
EDWARD M SIMEONE AND MARISA L SIMEONS                                          1
EDWARD S BANCROFT                                                             44
EDWARD SCHUG AND DOREEN SCHUG                                                  2
EDWARD SOOHOO AND TERESA A SOOHOO                                             58
EDWIN BALAGTAS                                                                 1
EDWIN W PURCELL                                                                1
EDWINA M WHELAN AND MARY V WHELAN                                              4
ELIZABETH A CASOLARI                                                           1
ELIZABETH H SOMMERHAUSER CUST, BRIAN SOMMERHAUSER UTMA                         1
ELIZABETH H SOMMERHAUSER CUST, LISA SOMMERHAUSER UTMA                          1

ENERGY ACQUISITIONS CORP                                                       1
ERIC LEE                                                                      30
ERIC WEISBERG                                                                  1
ERIK SHIGEO OTSUJI                                                           739
ERIN BAILEY                                                                15099
ERNEST A GRUNSFELD III TR                                                      2
ERNESTINE WADE                                                                 1
EUGENE MOY                                                                     1
FIDELITY INVESTMENTS IRA CUST FBO PAGE FRECHETTE                             175
FIRST DATA SYSTEMS                                                         12000
FRANK E MITAN                                                                 12
FRANK EDWARD WILKINSON                                                       900
FRANK GROCHAL                                                                  1
FRANK J SPIEGEL & JEANNETTE SPIEGEL TTEE                                      30
FRANK M FU AND MARGARET C FU                                                   3
FRANK M WILES AND MARCIA W WILES                                               3
FRANK ROGGANBUCK                                                               1
FRANK SCIARPELETTI                                                          2000
FRANK SEYER                                                                 4000
FRANKLIN SHAH                                                                  5
FRED A MONTEABARO AND JUDAY A MONTEABARO                                       1
FRED DECARO                                                                28000
FRED STAPP CUST, SCHUYLER F STAPP UTMA                                         1
FRED STAPP CUST, TARA E STAPP UTMA                                             1
FREDERIC W WARNER IV                                                           1
FREDERICK C SPRESSER AND JEANNE D SPRESSER                                     1
FREDERICK WILLIAMS AND NAOMI WILLIAMS                                       1056
GAIL BEUKENKAMP                                                                1
GARY BENGIER                                                                   1
GARY BUDD                                                                      8
GARY GULMON                                                                    1
GARY MICHAEL DANCA                                                             1
GAYLE RINELLA                                                                  1
GENE CHEW                                                                   5000
GENE CHEW                                                                   4000
GEORGE C WILLICK AND ELBERTA I WILLICK                                         3
GEORGE MICHAEL AND ELZABETH B MICHAEL                                        600
GEORGE THOMAS BAILEY                                                       32460
GILBERT ALMAZAN                                                                1
GILBERT SCHRIER AND FERNE L SCHRIER                                            2
GILMAN C MCMILLON                                                            744
GLADYS SPIES                                                                   1
GLEN WATSON                                                                 1000
GLENN FOGELSONG                                                                1
GLENN GROGAN                                                                   1
GLENN SHEPARD MARKETING                                                       56
GREG PARMLEY                                                                 900
GREG W CHRISTIAN                                                               1
GREGORY P GREGORY                                                              1
GREGORY W CHRISTIAN                                                            1

GWENN CLEMENTS AND LES CLEMENTS                                             8448
H C CHRISTOPHER CUST - ALEXANDER P CHAN UTMA OR                                1
HANTECH VENTURE CAPITAL CORPORATION                                          794
HARLAN R HOPCHIK                                                            1056
HARRY DANZ AND MARY DANZ                                                    9926
HARRY E GREENWOOD AND ROSEANN GREENWOOD                                        4
HARRY P KOCIAN                                                                 1
HARRY SARGEANT                                                              2000
HAVERSTOCK & ASSOCIATES                                                      166
HENRY CORNVILLE                                                                1
HENRY YARBROUGH                                                                1
HOLGER RASMUSSEN AND LINDA RASMUSSEN TTEE                                     10
HO-TZU YEN                                                                  3156
HOU HSING HUNG                                                                 2
HOUHSING HUNG                                                                  7
HOUSING HUNG                                                                   1
HOWARD BAIZER                                                                  1
HOWARD T MASSINGILL                                                         1056
HUAN HOA TRAN                                                                  1
HUONG TRUONG                                                                   1
HUW LLOYD ROBERTS                                                            600
HUY HUYNH                                                                      1
IAIN STEWART DUFF                                                           1000
IDAHO STATE TAX COMMISSION                                                     8
INGSHENG KUO                                                                   7
INGSHENG KUO AND HUICHU YEH                                                    8
INNOVATIVE-VANGUARD GROUP INC.                                             20000
INTEGRA VENTURE CORPORATION                                                 2112
INTERNATIONAL FREIGHT                                                        119
I-SING ROGER NIU                                                               6
JACK L HUEBNER                                                                 4
JACK L MARKS                                                                   6
JACK WEBB AND DIANE WEBB                                                    1056
JACQUES CRAPUCHETTES                                                           2
JACWUES CRAPUCHETTES AND M B CRAPUCHETTES                                      1
JAMES APPLETON AND MARY APPLETON                                            6336
JAMES B SHANNON                                                             1056
JAMES BLUM CUST MARK EDWARD BLUM UTMA CA                                       1
JAMES BLUM CUST MARK ROBERT MUNOZ UTMA CA                                      1
JAMES BLUM CUST MITCHELL JAMES BLUM UTMA CA                                    1
JAMES CHRISTOPHER                                                              1
JAMES D WARD                                                                   4
JAMES F O DONNELL                                                             40
JAMES F QUAIL                                                                  4
JAMES IMAI                                                                     1
JAMES J TRAYNOR AND NOREEN E TRAYNOR                                           3
JAMES M APPLETON JR                                                         2112
JAMES ONEAL                                                                  946
JAMES P BRODEUR                                                                1
JAMES R WICHMAN                                                                1
JAMES SCHEUTZ                                                               5000
JAMES T KOO                                                                20746
JAMES T KOO AND JACQUELINE T KOO                                             355
JAMES T KOO AND WINIFRED M KOO                                                 1
JAMES VAUGHAN                                                              14071
JAMES YU                                                                      15
JAN KINCAID                                                                    1
JANE BARDIN                                                                    1

JANET S SOMMER                                                                 2
JANICE LACANETTE                                                               1
JANICE W BISHOP                                                                1
JAQUELYN ANN HAM                                                               1
JAY EARLEY                                                                   900
JAY N AVNY                                                                     3
JEAN LANCASTER                                                              4000
JEANIE C REID AND ROBERT ALAN REID                                             1
JEANNE HUSTED                                                                  1
JEANNE M MCALISTER AND STACY HIGGINS                                        1056
JEFF MCDONNOLD                                                              1217
JEFFERY CHEN                                                                  51
JEFFREY CHEN                                                                  15
JEFFREY DRIZIN                                                                 4
JEFFREY ROEN                                                                   1
JEFFREY WOHLWEND                                                             900
JENNIFER L APPLETON                                                         2112
JERALD A WISE                                                               1056
JEREMY GEORGE DEAN                                                           900
JEROME E ROBERTSON TR                                                          4
JERRY CRAWFORD AND LAUREL CRAWFORD                                          2640
JESSE SUTHERLAND                                                             211
JIM HOCKERT                                                                  108
JIM HOPPER                                                                  1328
JIM LINDLEY AND KAY LINDLEY                                                 1056
JIMMY T LIE                                                                    1
JOAM MATSON                                                                    1
JOAN MAYO                                                                   1056
JOANNIE JIANTO                                                                 6
JODI WEISHAAR                                                                422
JOE KOCH                                                                       5
JOEL G GOLDIE                                                                  2
JOH W HUNT CUST - AMANDA C HUNT UTMA OH                                        1
JOHN B DAGOSTINO                                                               1
JOHN BIZJAK                                                                    1
JOHN BURGHARDT TTEE - THE JOHN L BURGHARDT TRUST                               1
JOHN C BOWRY JR                                                                1
JOHN COOPER AND ANN COOPER                                                     1
JOHN E PATCHET                                                                 1
JOHN F BARRORD                                                                 1
JOHN F NICHOLSON                                                              18
JOHN G BRITTLE JR                                                              1
JOHN HOFER                                                                   820
JOHN L BURGHARDT TTEE - THE ANDRE JOHN BURGHARDT TRUST                         1
JOHN L STEWART AND ROBERTA E STEWART                                          36
JOHN LEROY                                                                  7951
JOHN LEROY AND DEBORAH LEROY                                                4224
JOHN LESLIE BOATMAN                                                          800
JOHN LINDBERG                                                              20000
JOHN LYNCH                                                                  2000

JOHN M LESTER                                                                 80
JOHN MIAO                                                                   3000
JOHN ODONNELL                                                                900
JOHN R VOROUS JR CUST, JENNIFER A VOROUS UTMA                                  1
JOHN R WISE                                                                 1056
JOHN REYNOLDS AND BENDENA REYNOLDS                                            12
JOHN SHOWALTER                                                              1056
JOHN SMITH                                                                   900
JOHN SNYDER CUST, DELEWARE CHARTER & TR CO IRA                                 7
JOHN W KORMES AND FRANCES W KORMES                                             1
JOHNNY DOYLE                                                                2851
JON RIDLEY                                                                   400
JON VON ZELOWITZ                                                               1
JORLANE DEVELOPMENTS INC                                                    1056
JOSE A FERNANDES                                                               2
JOSE GALLEGOS AND BETTY GALLEGOS                                            1056
JOSEPH ALTIERI AND BARBARA ALTIERI                                             1
JOSEPH E BROWN AND JEAN H BROWN                                                1
JOSEPH E IANNELLI                                                              1
JOSEPH LABITA                                                                  1
JOSEPHINE M COMPTON                                                            1
JOSHUS P WHITESELL                                                          1056
JSL CONSULTING                                                             12000
JUDY ROEN SMITH                                                                1
JULIA W ALBRECHT                                                               3
JULIE VU                                                                       1
JUNG FUO                                                                      73
JUNG LIN AND LO I LIN                                                         15
JW MCKINNIE                                                                12672
KAM PING LEE                                                                   3
KANG LIN AND LO I LIN                                                          2
KANG LIN CUST - DALENE D LIN UTMA DE                                           2
KANG LIN CUST - DIANA D LIN UTMA DE                                            1
KANG LIN CUST - GEORGE D LIN UTMA DE                                           2
KAREN C MOORE                                                                  6
KAREN S VETTER                                                                 1
KARYN M PLANK                                                                  5
KATHERINE M RIDLEY                                                           800
KATHY L CAMPA                                                                  1
KATHY ROGERS                                                                   1
KEN HARVEY                                                                     1
KENNETH B DUSICK TTEE - GOREN CHILDREN TRUST                                   8
KENNETH H RVONA & LYNN A RVONA                                                 1
KENNETH MARR SR                                                                1
KENNETH SMITH                                                                  1
KENT DARSCH                                                                    1
KERRY ARNOLD                                                                2000
KEVIN D MELTON                                                              1140
KEVIN HESLOP                                                                1000
KEVIN KICKHAEFER                                                             900
KEVIN SHERKIN                                                               1056

KIN S COHEN AND SUSAN M DAMIANO COHEN                                          2
KIP SMALL CAP EQUITY CUST - JERRY W CHESTNUT IRA                               1
KYLE SIMEK                                                                  2112
L RICHARD SCHIEMAN                                                             4
LADAS & PARRY                                                                 87
LAM X TRINH                                                                    3
LANCE CORDER                                                                2112
LARRY CARTFORD                                                                 1
LARRY CELLE                                                                    8
LARRY P CHAO AND JULIE C CHAO                                                 22
LAURA BARRETT                                                                  1
LAURA SMITH-MORITZ AND GEOFF MORITZ                                          211
LAVONCYE GOODE                                                              3320
LAWRENCE AMBROSE & EMELIA M AMBROSE TTEE                                       6
LAWRENCE J SUGIMOTO                                                            1
LAWRENCE K LONDON                                                              3
LAWRENCE M BRYANT                                                             11
LAWRENCE MALONE AND HEATHER MALONE                                             1
LAWRENCE PIPER                                                                 1
LAWRENCE SHERMAN                                                            2000
LEE & LEE INVESTMENTS                                                        104
LEE & LEE INVESTMENTS                                                         51
LEIV TONNESEN                                                                 30
LESTER KEITH WOLFE                                                             1
LESTER WAXMAN                                                               2000
LILY HUANG                                                                     1
LINDA BROWN                                                                   19
LINDA L CHAO                                                                  59
LINDA SCOLAVINO                                                                5
LINH NGUYEN                                                                    1
LIONEL PERINCHIEF                                                              1
LISA TRAN                                                                      1
LON CLOW                                                                       6
LORRY E DAVENPORT AND LOIS DAVENPORT                                          67
LOU DUNKLIN                                                                 1000
LOU KLEINMAN                                                                2000
LOUIS BURGHARDT AND MARGARET BURGHARDT                                         1
LOUIS E DI RENZO AND ROSE M DI RENZO                                           1
LOUIS E DOLAN                                                                 66
LOUIS LEVINSON                                                                 4
LOWELL HELSTEDT AND GLADYS HELSTED                                             8
LOYD A KELLY                                                                   1
LUCILLE HARENDZA                                                               1
LUPE R VILLARREAL                                                              1
LYLE SMITH                                                                     2
LYNN H MCINTYRE AND STEPHANIE LILLY                                            1
LYNWOOD E BURCH                                                             1056
M CARMEN B SILVA                                                               2
M CATHRINE JONES                                                               1
M ONE INVESTMENT SECURITY CUST - WEI-NAN YANG IRA                             35

MACK WALLACE                                                                   1
MADISON REED AND LINDA M REED                                                  4
MAHESH RAJAGOPALAN                                                          1056
MALENA MEAZELL                                                                80
MARCIANO DURON                                                              1690
MARCUS S LAUGHLIN                                                           2112
MARGARET L HIGHTOWER                                                           1
MARGARET M BUCK                                                                2
MARGARET S HARVEY                                                             15
MARIA D FACCENDA                                                               1
MARIA ELIAS                                                                    1
MARIAN YAVORKA JOBE                                                            5
MARILYN K JAROS                                                                2
MARIO E SANCHEZ CARRION                                                        3
MARIO J ZELAYA                                                                 3
MARK A GRASSI                                                                  2
MARK BOJANOWSKI                                                                2
MARK D SAUER                                                                   1
MARK E CASKEY                                                                  1
MARK F ROBERTS CUST FBO MATTHEW F ROBERTS UTMA                                 4
MARK F ROBERTS CUST FBO TONY M ROBERTS UTMA                                    3
MARK K SILVERSTEIN                                                           106
MARK LANCASTER                                                             60000
MARK LINDBERG                                                               4000
MARK REED                                                                     80
MARK ROBINSON                                                                200
MARK TREVOR DAVIES                                                          1400
MARK VIEHWEG                                                                 317
MARTHA GEREN                                                                   1
MARTHA J FIEDORWICZ                                                            1
MARTIN B MILLANE                                                               4
MARTYN S ELLIS                                                              1000
MARVIN M LONG & LOUISE LONG TTEE                                               2
MARY ARMSTRONG WARNER-BERKES EST - EDWIN TERRY WARNER                          1
MARY D GENTRY                                                                  6
MARY KARR                                                                      1
MARY R SOOHOO AND MING S SOOHOO                                                1
MASAO EBISU AND - OTOE EBISU                                                   1
MATTHEW LOUIS LEYDENS                                                          1
MAX E THOMAS AND SHIRLEY E THOMAS                                              1
MAX I ANZAI                                                                    2
MAZAL RUBINSTEIN CUST FBO E;EA FRANCIS RUBINSTEIN UTMA                         4
MELISSA ROEN                                                                   1
MEREDITH SECOR AND HARRELDEANA SECOR                                           2
MERLIN JACOB                                                                   1
MICHAEL CHIOCCA                                                               80
MICHAEL CRAVEN                                                             19741
MICHAEL D BOLT                                                                41
MICHAEL DELLA DONNA                                                        30000
MICHAEL G ARMSTRONG CUST JOSEPH M ARMSTRONG UTMA PA                            1
MICHAEL G CHRISMAN                                                             9
MICHAEL GORDOM ASTON                                                        3000
MICHAEL GORDON CARPENTER                                                       1
MICHAEL HAM                                                                   33
MICHAEL HAWKINS RILEY                                                        400

MICHAEL LUCAS                                                                  6
MICHAEL MATHISEN                                                             900
MICHAEL OAUL STICKELS SR                                                       1
MICHAEL PETRIK AND DAWN PETRIK                                              1584
MICHAEL R CRUSER                                                               1
MICHAEL R HAM                                                                  3
MICHAEL RIVKIND                                                                2
MICHAEL S SINGER                                                            3000
MICHAEL SIMPTON                                                              206
MICHAEL T BARNES                                                               3
MICHAEL T MOORE                                                                1
MICHAEL V ZBROZEK AND LILLIAN M ZBROZEK                                        6
MIKE CRAVEN                                                                 4856
MIKE WANG AND HSUAN JUNG KUOuK                                                 6
MIKI COBB AND JIM COBB                                                      3379
MILIVOJ DJORDJEVIC AND STOJANKA DJORDJEVIC                                     9
MINH-HUNG NGUYEN                                                               1
MOLLY KUHN & JOSEPH KUHN TTEE - JOSEPH A KUHN PROF PLAN & TRUST             9504
MOLLY ONEILL SWEENEY TR UA 12/28/74                                            1
MONICA PREVOST                                                                 1
MONICA S C CHEN                                                               59
MORRIS SHOKLER                                                                 1
MYLES S BRATTER                                                                3
MYLEX 401K CUST - CHARLENE D COTA                                             74
N2 HOLDINGS, INC.                                                         200000
NANCY KINGSBURY                                                                1
NANCY SPARROW                                                               1690
NARCISSA THORNE WARNER                                                         1
NATHAN WORTHEN                                                                 2
NEAL J MCDERMOTT AND CATHERINE M MCDERMOTT                                     5
NICHOLI GALLEGOS                                                               2
NOR-CAL MOVING SERVICE                                                        74
OLD STONE SAVINGS AND LOAN CUST - FBO CATHERINE J HART IRA                     5
OLIVER STARR JR                                                                1
OSCAR OLSEN                                                                 2000
OSCAR R. AGUILAR                                                               1
OTC SUPPORT, INC.                                                         338225
P RAVISHANKAR                                                               2534
PAGE G FRECHETTE                                                             109
PAN KAMAL                                                                      1
PAT T AMOROSO                                                                  1
PATRICK REVORD AND PATRICK REVORD                                              1
PATRICK TAM                                                                    2
PATTY MCKEE                                                                    1
PAUL LEEDER AND GILL LEEDER                                                 3379
PAUL MARES                                                                     1
PAUL MICALLEF AND JANE MICALLEF                                                1
PAUL QUON                                                                      1
PAUL W DOLAN                                                                   4
PEARL LI                                                                       6
PETE YOUNG                                                                  3942
PETER AHLERS                                                                2000
PETER J PERLA AND GRETA PERLA                                                  4
PETER LEONG                                                                    1
PETER ROBINSON                                                               800

PETERSON ELECTRONICS                                                         219
PHIL BAKER                                                                    80
PHILIP G GIAKOUMAKIS & IRENE A GIAKOUMAKIS                                     6
PHILIP L GUARISCO                                                           1056
PHILLIP R HATLEY                                                            1000
PHILLIP WHITE                                                                 21
PHYLLIS MYERS                                                                  1
PRADIP PUTATUNDA                                                            5294
PRISCILLA ROEN MELLON                                                          1
QUME CORPORATION TAIWAN                                                      899
QUOC NAM TRAN                                                                  1
R DILWORTH                                                                   230
R DONNELLEY                                                                  104
RAJESH RAJAGOPALAN                                                          2112
RAJIV BHATEJA                                                                  1
RALPH W MARTIN AND GEORGIE J MARTIN                                            1
RAMSEY CLIFFORD JENNS                                                        500
RANDY FELL                                                                     2
RANDY LEE                                                                     30
RANDY SIMPTON AND MARGARET SIMPTON                                          1056
RANDY T J WAN                                                                 86
RANDY T WAN                                                                  133
RANDY TZE-JEN WAN                                                              6
RANDY WAN                                                                     22
RANDY WAN                                                                      1
RAUL GONZALES JR                                                            1479
RAY KARESKY AND JENNIFER KARESKY                                               1
RAY LISCINSKI AND DOROTHY LISCINSKI                                            2
RAYMOND K SNYDER                                                               4
REBECCA M FIELDING                                                            15
REBECCA S DRAPER                                                              25
REBECCA S DRAPER                                                               5
REFAT F SAAD AND MONA SAAD                                                     3
REGINA BOREN                                                                  53
RICHARD B HAVLOCK & NANCY K HAVLOCK                                            1
RICHARD BEESON                                                              1000
RICHARD G REESE AND SUZANNE L REESE                                            7
RICHARD H JONES AND CLEDA M JONES                                              2
RICHARD J BIELECKI                                                             2
RICHARD SMELTZ AND MARTHA SMELTZ                                            4224
RICHARD T MASTER                                                               1
RICHARD W SCHILLER                                                          1267
ROBERET D LAMBERT JR                                                          15
ROBERT A WEYMERS AND JEANNE P WEYMERS                                          1
ROBERT BOUDRIAS                                                                1
ROBERT BRUMM AND HELEN BRUMM                                                   1
ROBERT BUHRE                                                                   3
ROBERT CHANG                                                                 150
ROBERT CLEEK                                                                1320
ROBERT DILWORTH                                                               40
ROBERT E BRUNDAGE AND FRANCES M BRUNDAGE                                       1
ROBERT E NALLEY                                                                8
ROBERT G HULKE AND AGNES M HULKE                                               1
ROBERT G KLEINSMITH                                                            1
ROBERT GLEEN BROWN TTEE                                                     7392
ROBERT J MAGINOT                                                            1056
ROBERT J MONSKI                                                                4
ROBERT L YOUNG AND ELEONORE C YOUNG                                            1
ROBERT LIN                                                                     1
ROBERT P BOUDRIAS                                                             12
ROBERT S BLACKIE CUST ROBERT J BLACKIE UTMA MA                                 1
ROBERT S SCHUMACHER CUST, BRET SCHUMACHER UTMA                                 1
ROBERT T HUANG                                                                47

ROBERT WANG                                                                    1
ROBET SMYLIE                                                                  12
ROBIN BARR                                                                     6
ROBIN FREEZE                                                                  11
ROCHFORT JAMES DE BURGH YOUNG                                                  1
RODERICK C REEVE AND MAY JOANNE REEVE                                          1
ROGER A PUGH                                                                   8
ROLAND MORITZ AND LAURA MORITZ                                              1162
RON F OSTLER                                                                   1
RON MITTEL AND MELANIE MITTEL                                                211
RON WAECKERLE                                                               0000
RONALD E OLIVER                                                                4
RONALD F MACLEOD                                                               1
RONALD F O BRIEN AND JOANNE V O'BRIEN                                          1
RONALD K MASON                                                              1478
RONALD STARNES                                                                 1
RONG-HANN M HWU                                                                8
ROSE BREITENBACH                                                               1
ROSE Z MUNOZ                                                                   1
ROSE Z MUNOZ                                                                   1
ROSEANNE BANKIN                                                                1
ROSEMBLUM PARISH                                                             193
ROY DAVID FORSTER                                                            400
RUSSELL BOX AND PAULA BOX                                                    211
RUSSELL STUMP CUST, JOHN STUMP UTMA                                            1
RYAN CALLISON                                                                  1
RYAN E SHARIF                                                                  1
RYAN SHARIF                                                                    1
S CAPPY CAPSUTO AND ELSIE M CAPSUTO                                            1
SAAD R SHAFIR CUST, OMAR S SHAFIR UTMA                                         3
SALVADOR DISEFANO AND EMMA W DISTEFANO                                         3
SAM TURK                                                                    4459
SAMUEL ROBERT BEECH AND JOAN BEECH                                          2000
SAN ANTONIO HOUSING AUTH TR UA 7/01/91 SAHA DEFERRED COMP                      1
SANDEA KRAMER                                                                  1
SANDRA E ROBERTS                                                              52
SANDRA MARTO AND STEPHEN R VOLZ                                                1
SANFORD M SCHMOOKLER                                                        1056
SATORU ANDO                                                                    4
SCOTT ADA                                                                      1
SCOTT JUAN                                                                     1
SCOTT SPARROW                                                               1690
SCOTT UBRICK                                                                   1
SEN LIN AND CHI MING LEE                                                       9
SEN LIN LEE AND CHI MING LEE                                                  77
SHALIMAR CRAWFORD                                                              1
SHARON BLASQUEZ                                                                1
SHAWN ELIZABETH RUDY AND NANCY N RUDY                                          1
SHIRLEY CHEN                                                                   1
SHIRLEY LASKIN TTEE - SHIRLEY LASKIN 1989 FAMILY TRUST                         1
SHIU ENG SHU                                                                  30
SHO CHUNG YUNG                                                                 1
SHU HU                                                                         4
SIU-HON AU YEUNG                                                              22
SIU-HON AU-YEUNG                                                             265
SOL BROTHERS INVESTMENTS                                                      28

STAN MCCLURE                                                                 100
STANLEY L FICKES                                                               1
STANLEY SIEGAL AND RUTH SIEGAL                                                 4
STATE CONTROLLER - STATE OF CALIFORNIA                                         3
STEPHANIE FORSYTHE                                                           124
STEPHEN C BARNETT                                                              1
STEPHEN EARL WOODS                                                          1056
STEPHEN HOLLIS BARNES                                                          1
STEPHEN J FACCENDA                                                             6
STEPHEN R BOWLING                                                             31
STEVE C Y CHEN                                                               249
STEVE HARDIN                                                                 900
STEVE R VRLIK AND MARIA F VRLIK                                                4
STEVEN BOCK AND VICTORIA BOCK                                              20064
STEVEN BOWLING                                                                23
STEVEN COSTA                                                                   1
STEVEN HELLMAN & ISABELL HELLMAN                                            1831
STEVEN J HENIGMAN                                                              1
STEVEN W CLARY II                                                           2271
STEWART BONNETT & SARA BONNETT TTEE                                           12
STEWART MERKIN                                                             28000
SUE S CRUTHCHER                                                                1
SUONG NGUYEN                                                                   1
SUONG NGUYEN                                                                   1
SUPERTEX INC SVGS RET CUST FBO GUONG NGUYN IRA                                60
SUSAN BRADBURY                                                              1897
SUSAN KREAMLER                                                                 1
SUSAN MATTEOLI                                                              1000
SYIL HARRISON                                                                  1
T ROEW PRICE CUST, JOSEPH M DE OLVEIRA                                        27
T ROWE PRICE CUST, ALMEDA COX RETIREMENT PLAN                                 17
T ROWE PRICE CUST, DAVID A CORBIN RETIREMENT PLAN                             41
T ROWE PRICE CUST, LYNN ELLEN PRICE RETIREMENT                                22
T ROWE PRICE CUST, NANCY A FUARIA RETIREMENT PLAN                             28
TAIN-SHAIN LEE                                                                 1
TALLY PRINTER CORP                                                             1
TEDDIE VESSEY                                                                  3
TEJWANT GILL                                                                  61
TERESA C WANG                                                                130
TERRI L EDEL                                                                   1
TEXAS COMPTROLLER OF PUBLIC ACCT                                               2
THANH LUU                                                                   1056
THE FRANCIEN & LEE RUWITCH CHARITABLE FOUNDATION INC                           6
THEODORE KALISH AND FLORENCE KLAISH                                            1
THEODORE S KOZERSKI AND JANE KOZERSKI                                          1
THOMAS BAILEY V                                                            15199
THOMAS BATTLER AND LOIS BATTLER                                                3
THOMAS GLEASON                                                              1156
THOMAS H VERKUILEN                                                             1
THOMAS LIONG                                                                   1
THOMAS MAXWELL TTEE                                                            6
THOMAS O HICKS JR                                                           1056
THUAN LUONG                                                                    6

TIMM TESCH                                                                     9
TOM BAILEY                                                                 15489
TOM BAILEY                                                                 14889
TOM C RHODES                                                                   1
TOM COOK                                                                       4
TOM NGAN                                                                       1
TONG OK BERSTEIN                                                           17804
TOYO MENKA KAISHA LTD                                                        296
TROY W ANDERSON                                                              422
UCO BANK OF HONG KONG                                                      24556
UNA & LES PAYNE LTD PARTNERSHIP                                             2800
UNITED AIRLINES CUST FBO DAISY NAVARRO IRA                                     8
UNITED ENGINEERS SINGAPORE - PRIVATE LIMITED                                1224
US WEB                                                                        33
VALERIE KOCH                                                                   6
VENTURN PARTNERS                                                              73
VERNON HULME AND NAOMI HULME                                                2112
VICKIE JEW                                                                    48
VICTOR R BOHM                                                                  1
VICTORIA WARD WARNER                                                           1
VIJAYABABU JAMPALA AND RATNA DURGA JAMPALA                                     4
VINCENT A PINTO                                                                1
VIOLET R PRISTAS                                                               1
VIRGIL RAY JR AND SHERYL DOSIER                                             2112
VITA TANNENBAUM                                                                1
W MORRIS CHUBB                                                                15
WALTER A TRUTZ                                                              2271
WALTER C VINCENT JR                                                            1
WALTER DECKER                                                               1000
WAYNE W EINFELDT                                                               1
WEARNES TECHNOLOGY PRIVATE LIM                                              1207
WEARNES TECHNOLOGY PTE LTD                                                    68
WEI-NAN YANG                                                                  18
WELDON TAYLOR                                                                  1
WEN WANT HUANG                                                                11
WILLIAM A EVERS                                                                3
WILLIAM B FINN AND ELLEN C FINN                                                3
WILLIAM CALLAHAN                                                              80
WILLIAM D MAROHN                                                            2788
WILLIAM D. ALBRECHT AND MATTIE J. ALBRECHT                                     1
WILLIAM E CRAIG AND CAROLYNE CRAIG                                             1
WILLIAM EGLER                                                                  1
WILLIAM F STALKER AND CATHERINE A STALKER                                      2
WILLIAM FREDERICK SCHEPER CUST KAITLIN JEAN SCHEPER UTMA                       1
WILLIAM HAASE AND LORRAIN HAASE                                                1
WILLIAM J RYAN                                                                 1

WILLIAM KIM                                                                    1
WILLIAM O ROBERTS                                                              1
WILLIAM R JANES                                                                1
WILLIAM ROBB                                                                 900
WILLIAM W RUMBLEY                                                           1056
WORLD SAVINGS BANK CUST, DEAN WALTERS IRA                                     20
Y N HOANG                                                                     26
YANG-KUANG CHENG                                                               3
YING-TSONG LOH AND FU-MEI LOH                                                  6
YUNG-HUA SHIH                                                                  1
YUNG-SHYNG LEE AND SHIN-ROEI LEE                                               9
YUNG-TSAI YEN                                                               3156
ZAYLOR CORPUZ                                                                  1
ZIFF-DAVIS PUBLISHING                                                         71


                                                                       1,850,000


                        CAPITAL STRUCTURE OF OUR COMPANY

The Company's authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. On January 11, 2002, the shareholders approved an increase of the authorized common stock to 100,000,000 and a 179.2304 for 1 forward split of the outstanding common stock. The Company has 10,350,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. There are no options, warrants, stock appreciation rights, or other rights similar in nature outstanding which obligate the Company to issue any additional common stock or any preferred stock.

Common Stock. The holders of common stock are entitled to one vote per share on all matters committed to a vote of the shareholders of the Company. In addition, holders are entitled ratably to such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available, subject to the payments of preferential dividends with respect to any outstanding preferred stock that from time to time maybe outstanding. In the event of the dissolution, liquidation or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of any preferred stock that may be outstanding at that time. The holders of common stock do not have cumulative voting rights. All outstanding shares of common stock are, when and if issued, the shares of common stock offered hereby are fully paid and non-assessable.

Preferred Stock. The Board of Directors has the authority, without further vote or action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of the common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The Company has no present plans to issue any preferred stock.

Stock Options. In order to attract and retain employees, directors and consultants, the Company will establish a stock option program pursuant to which 1,000,000 shares have been reserved for issuance under awards which may be granted under the program, including incentive and non-incentive options, restricted and deferred stock grants and stock appreciation rights. The Company intends to use options as a key element of its compensation scheme to attract and retain talented personnel. The Company will use options to attract the services of advisors and consultants having expertise in the areas of Internet operations, online investment banking and e-commerce operations.

Dividend Policy. Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of any legally available funds. The Company does not currently anticipate the declaration or payment of any cash dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any cash dividends of any kind will ever be paid. However, the Company will attempt to engage in investment banking and consulting services with both public and privately owned companies. As part of the Company's compensation for these services, a portion of fees may be accepted in the form of stock from client companies. When and if legally permissible, a portion of these securities may be distributed to our shareholders as a dividend. There can be no assurances that such distributions of securities will occur.

                     DESCRIPTION OF SECURITIES BEING OFFERED

Market Information for the Stock. There is no market for the Stock. There is no assurance that a market will develop and if one develops for our Company it may be limited, sporadic and highly volatile. If such a merger candidate is found, we do not know where secondary trading will eventually be conducted. The place of trading, to a large extent, will depend upon the size of our eventual acquisitions. To the extent, however, that trading will be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board," a shareholder may find it more difficult to dispose of or obtain accurate quotations as to price of our securities. In addition, The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure related to the market for penny stock and for trades in any stock defined as a penny stock.

The Securities Enforcement and Penny Stock Reform Act of 1990. The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure and documentation related to the market for penny stock and for trades in any stock defined as a penny stock. Unless the Company can acquire substantial assets and trade at over $5.00 per share on the bid, it is more likely than not that the Company's securities, for some period of time, would be defined under that Act as a "penny stock." As a result, those who trade in the Company's securities may be required to provide additional information related to their fitness to trade the Company's shares. These requirements present a substantial burden on any person or brokerage firm who plans to trade the Company's securities and would thereby make it unlikely that any liquid trading market would ever result in the Company's securities while the provisions of this Act might be applicable to those securities.

                      ORGANIZATION AND CERTAIN TRANSACTIONS

Except as described below, none of the Company's directors, officers or principal security holders has or has had a direct or indirect material interest in any transaction to which the Company is or has been a party. The Company believes that the terms of each of the transactions described below were no less favorable to us than could have been obtained from unaffiliated third parties. In addition, the Company will not enter into additional transactions or agreements with directors, officers, principal security holders or other affiliated parties unless the terms thereof are no less favorable to us than could be obtained from unaffiliated third parties. In any event, we will not enter into any transaction with directors, officers or principal security holders without the affirmative vote of a majority of disinterested directors.

On September 28, 2001, the Company sold 15% of its common stock to Strateginet, Inc., a Florida publicly traded company. Subsequent to this transaction, on January 11, 2002, Strateginet, Inc. sold its interest in Treasure Financial to Photonics Corporation for 4,000,000 shares of common stock. The board of directors of Photonics Corporation has since approved the 1 for 50 dividend distribution of Treasure Financial common shares to its shareholders of record as of February 1, 2002.

                             REPORTS TO SHAREHOLDERS

After the effective date of this document, we will be subject to the reporting requirements of the Exchange Act and will file reports and other information with the Securities and Exchange Commission (the "SEC"). Our annual report will contain audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Such reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street N.W., Washington, D.C., 20549.

Copies  of such  material  may be  obtained  by mail from the  Public  Reference
Section of the SEC at 450 Fifth Street N.W., Washington, D.C., 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                                 TRANSFER AGENT

The Company will use Securities Transfer Corporation, 2591 Dallas Parkway, Ste102 Frisco, and Texas 75034 (469) 633-0101 for its transfer agent services.

                          LITIGATION/LEGAL PROCEEDINGS

In the course of normal business, we, from time to time, experience litigation or threatened litigation. We are aware of one current legal proceeding that should be settled this month. Management does not believe the outcome of this lawsuit will have a material effect on our financial condition. Since 1995, we have had one complaint by a customer to the NASD.

                                    AUDITORS

We have selected Paul C. Hwang, with offices at 6100 Corporate, Suite 350, Houston, Texas 77036 as our independent accountants. They will perform yearly audits of the Company and make results available to our shareholders. We have included an audited, pro forma, balance sheet that reflects the projected financial condition of the Company upon the maximum number of shares being subscribed to under this Offering Memorandum.

PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable for damages or for breach of any duty to our shareholders or us. Texas law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by it of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses (subject to future contingencies), which the Company has incurred or expects to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. The Company has agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

Expense                                              Amount
-------                                              ------

SEC Registration Fee                                 $   109
Legal Fees and Expenses*                             $35,000
Accounting Fees and Expenses*                        $ 2,500
Standard & Poor *                                    $ 5,000
Printing and Transfer Agent Fees *                   $ 5,000
Miscellaneous*                                       $ 2,391

Total*                                               $50,000

* Estimated Figure

                     RECENT SALES OF UNREGISTERED SECURITIES

On September 28, 2001, the Company sold 15% (or 1,850,000 shares) of its common stock to Strateginet, Inc., a Florida publicly traded company. Subsequent to this transaction, on January 11, 2002, Strateginet, Inc. sold its interest in Treasure Financial to Photonics Corporation for 4,000,000 shares of common stock. The board of directors of Photonics Corporation has since approved the 1 for 50 dividend distribution of Treasure Financial common shares to its shareholders of record as of February 1, 2002.

FINANCIAL SUMMARY INFORMATION

The information set forth below has been derived from the financial statements of the Company. It should be read in conjunction with and is qualified in its entirety by reference to these financial statements and notes included elsewhere in this registration statement.

                          Independent Auditor's Report


Board of Directors
Treasure Financial Corp.
Dallas, Texas

I have audited the accompanying consolidated balance sheets of Treasure Financial Corp., as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000 pursuant to rule 17a-5 under the Securities Exchange Act of 1934. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my examination.

I conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Photonics Corporation and subsidiaries, as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the above referenced periods in conformity with accounting principles generally accepted in the United States of America.

My audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained on computation of net capital, reconciliation of net capital to Focus Report and independent auditor's report on internal accounting control is presented for purposes of additional analysis and is not required as part of the basic financial statements, but is supplementary information required under Rule 17a-5 under the Securities Exchange Act of 1934. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Paul C. Hwang
---------------------------
Paul C. Hwang
Certified Public Accountant
Houston, Texas
February 10, 2002


                         TREASURE FINANCIAL CORPORATION
                                 BALANCE SHEETS
                         DECEMBER 31, 2001 AND 2000 AND
                       MARCH 31, 2002 AND 2001 (UNAUDITED)

                                     Assets
                                     ------

                                               3/31/02      3/31/01        2001         2000
                                              ---------    ---------    ---------    ---------
                                             (unaudited)  (unaudited)

Current assets:
     Cash                                     $   8,283    $  63,674    $  28,683    $  89,496
     Brokerage deposits (note 1)                 45,000       39,518       40,292       38,695
     Commissions receivable                       5,714        2,288        2,814        8,750
     Marketable securities (note 6)                 223        2,792          121        3,687
     Prepaid Expenses                             6,686        6,686       17,782       24,025
     Deferred tax assets (note 5)                16,269       16,269       17,250       16,269
                                              ---------    ---------    ---------    ---------

         Total current assets                    82,175      131,227      106,942      180,922

Fixed Assets (note 2)
     Furniture and equipment                    165,948      165,948      160,948      165,948
     Less: accumulated depreciation            (132,459)    (123,413)    (137,878)    (121,512)
                                              ---------    ---------    ---------    ---------

         Total Fixed Assets                      33,489       42,534       23,070       44,796
Other assets:
     Lease Deposits                               5,285        5,285         --          5,285
     Organizational Costs (note 6)                7,610        7,610         --          7,610
     Less: accumulated amortization              (7,610)      (7,610)        --         (7,610)
     Other receivable                            14,424       31,034         --         36,806
     Tax Benefit                                   --           --         40,768         --
     Investment                                   3,125        3,125        3,126         --
                                              ---------    ---------    ---------    ---------

         Total Other Assets                      22,834       39,444       43,894       42,091

Total Assets                                  $ 138,498    $ 213,205    $ 173,906    $ 267,809
                                              =========    =========    =========    =========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
     Accrued expenses                         $  29,971    $ (11,328)   $  20,866    $   7,721

         Total current liabilities               29,871      (11,328)      20,866        7,721
                                              ---------    ---------    ---------    ---------
Stockholders' equity:
     Common stock, $.001 par value,
      100,000,000 shares authorized,
     10,350,000 and 47,425                       47,425       47,425       47,425       47,425
     Paid in capital in excess of par           185,859      183,339      185,859      183,339
     Retained earnings                         (124,657)      (6,231)     (80,244)      29,324

        Total Shareholders' Equity              108,627      224,533      153,040      260,088
                                              ---------    ---------    ---------    ---------

                                              $ 138,498    $ 213,205    $ 173,906    $ 267,809
                                              =========    =========    =========    =========

   The accompanying notes are an integral part of the consolidated financial statements.


                         TREASURE FINANCIAL CORPORATION
                            STATEMENTS OF OPERATIONS
                           DECEMBER 31, 2001 AND 2000
                             AND THREE MONTHS ENDED
                             MARCH 31, 2002 AND 2001
                                   (UNAUDITED)


                                       3 Months       3 Months      Year Ended     Year Ended
                                       3/31/02        3/31/01        12/31/01       12/31/00
                                     -----------    -----------    -----------    -----------
                                     (unaudited)    (unaudited)

Revenues
     Commissions                     $   324,665    $   254,988    $   661,745    $ 1,725,168
                                     -----------    -----------    -----------    -----------

Cost and Expenses
     Salaries and commissions            153,624        101,043        241,963        649,951
     Taxes, Licenses, permits                445          2,227          9,140         33,378
     Clearing House Charges              134,564        103,881        298,890        638,016
     Depreciation                          2,262          2,262         21,184         25,508
     Quotations                           12,556         22,415         53,302        107,737
     Legal & Accounting                      900          1,050         18,305         10,410
     Insurance                             4,276          4,557         20,169         26,724
     Error Accounts                            0          4,000          7,814         51,403
     Rent                                 30,764         24,326         90,313         76,905
     Outside services                        823          3,097          6,476         13,164
     Telephone                             1,018          6,848         13,322         25,202
     Office expense                        4,376          8,284           --           48,336
     Advertising and promotion               396          1,370          4,571          1,927
     Other Expenses                        5,524          7,689          3,175         12,473

        Total Operating Expenses         351,528        293,049        813,943      1,729,142

Loss from operations                     (26,863)       (38,061)      (152,198)        (3,974)

Loss on marketable securities                (63)         1,943         (2,165)       (11,021)
Interest income                              134            561          3,046          5,046
                                     -----------    -----------    -----------    -----------

Loss before income taxes                 (26,792)       (35,558)      (151,317)        (9,949)

Provisions for income tax benefits          --             --           41,749            833
                                     -----------    -----------    -----------    -----------

Net loss                             $   (26,792)   $   (35,558)   $  (109,568)   $    (9,116)
                                     ===========    ===========    ===========    ===========

Loss per share
     Basic                           $   (0.0026)   $      (.75)   $     (2.31)   $      (.20)
     Diluted                         $   (0.0022)   $      (.75)   $      (.01)   $      (.20)



   The accompanying notes are an integral part of the consolidated financial statements.

                         TREASURE FINANCIAL CORPORATION
                            STATEMENTS OF CASH FLOWS
                           DECEMBER 31, 2001 AND 2000
                             AND THREE MONTHS ENDED
                       MARCH 31, 2002 AND 2001 (UNAUDITED)





                                                          3 Months     3 Months     Yr Ended     Yr Ended
                                                          3/31/02      3/31/01      12/31/01     12/31/00
                                                         ---------    ---------    ---------    ---------
                                                        (unaudited)  (unaudited)

Cash flows from operating activities:
Net Income (loss)                                          (26,792)     (35,558)    (109,568)      (9,116)
     Non cash items included in income
        Depreciation                                         2,262        2,262       21,184       25,508
        Deferred tax asset and tax benefit                  16,269       16,269      (41,749)      (1,719)
        Gain on disposal of asset                             --          2,550       (4,458)        --
     Net changes in certain working capital components
        Decrease in accrued income                           2,900       (6,462)       5,936        4,301
        Decrease in other receivable                       (14,424)      (5,772)      36,806      (36,218)
        Decrease in prepaid expenses                       (11,096)      17,339        6,243      (17,545)
        Increase in accrued expenses                        10,369      (17,920)      13,145      (14,505)
        Decrease in lease deposit                             --           --          5,285         --
                                                         ---------    ---------    ---------    ---------

        Cash used in operating activities                  (20,512)     (27,292)     (67,176)     (49,294)
                                                                                   ---------    ---------

Cash flows from investing activities;
     Disposal of fixed assets                                 --         (2,550)       5,000      (13,762)
     Decrease in marketable securities                         112          895        3,566        6,854
     Increase in other investment                             --          3,125       (3,126)        --
                                                                                   ---------    ---------

        Cash used in investing activities                      112        1,470        5,440       (6,908)
                                                         ---------    ---------    ---------    ---------
Cash flows from financing activities:
     Increase in paid-in capital                              --           --          2,520        1,421
                                                         ---------    ---------    ---------    ---------

        Cash provided by financing activities                 --           --          2,520        1,421
                                                         ---------    ---------    ---------    ---------

Net increase (decrease) in cash                            (20,400)     (25,822)     (59,216)     (54,781)

Cash at beginning of the period                             28,683       89,496      128,191      182,972
                                                         ---------    ---------    ---------    ---------

Cash at end of the period                                $   8,283    $  63,674    $  68,975    $ 128,191
                                                         =========    =========    =========    =========


   The accompanying notes are an integral part of the consolidated financial statements.



                         TREASURE FINANCIAL CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       FOR PERIOD ENDING DECEMBER 31, 2001
                         AND MARCH 31, 2002 (UNAUDITED)



                             Common Stock                     Paid-In         Retained
                                Shares          Amount        Capital         Earnings         Total
                             ------------    ------------   ------------    ------------    ------------

Balance at 12/31/00
Shares issued to founders          47,425    $     47,425   $    183,339    $     37,019    $    267,783
Par Value $1.00

Net income (loss)                    --              --             --            (7,695)         (7,695)
                             ------------    ------------   ------------    ------------    ------------

Balance at 12/31/00                47,425          47,425        183,339          29,324         260,088


12/31/01
Net income (loss)                    --              --            2,520        (109,568)       (107,048)
                             ------------    ------------   ------------    ------------    ------------

Balance at 12/31/01                47,425          47,425        185,859         (80,244)        153,040

Restated after Forward
Split as of 1/11/02 (a)         8,500,000          47,425        185,859         (80,244)        153,040

Stock Issuance - Photonics      1,850,000

Net Income (loss) 3/31/02                                                        (26,792)
                             ------------    ------------   ------------    ------------    ------------
                               10,350,000          47,425        185,859        (124,657)        108,627
                             ============    ============   ============    ============    ============

Footnotes:

     (a) As of January 11, 2002, the shareholders approved a 1 for 179 forward split of its common stock. The net results in 8,500,000 shares of common stock issued versus 47,425 of common stock. The shareholders also approved increasing the authorized amount of common shares to 100,000,000 and preferred shares to 10,000,000.



   The accompanying notes are an integral part of the consolidated financial statements.

                         TREASURE FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

SIGNIFICANT ACCOUNTING POLICIES

     Treasure Financial Corporation began operations as a securities broker/dealer in 1995. It is a closely held corporation with three stockholders as of December 31, 2001. No stockholder has a majority holding. Its President, Mr. David Wu, is a stockbroker and participates in the daily operation. The Company's headquarters and business offices are located in Richardson, Texas. Security transactions with the various exchanges for its clients are conducted through the clearing house brokers of Southwest Securities Corporation of Dallas, Texas.

     The Company maintains its accounts on the accrual method of accounting in accordance with generally accepted accounting principles. The accounting policies followed by the Company is the methods of applying these policies, which materially affect the determination of financial position, results of operations, and cash flows are summarized below:

     1.   CASH

          Cash is separately presented as "cash" and "brokerage deposits" into two categories. The latter is the deposit account with Southwest Securities Corporation that requires a minimum balance of $30,000.00. The cash in the deposit account is available to the Company without restrictions.

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     2.   PROPERTY, EQUIPMENT, AND DEPRECIATION

          The Company depreciates is fixed assets, which consist primarily of office furniture and computer equipment, using the Modified Accelerated Recovery System based on an expected life of five to seven years. Amounts are stated at cost less accumulated depreciation. The depreciation expense for the current year is $21,184.00.

                  Estimated useful lives of fixed assets are as follows:

                                                       Cost       Life

                    Furniture and Fixtures             19,326     7 yrs
                    Computer and Office Equipment     132,744     5 yrs
                    Improvement                         8,878     7 yrs

     3.   LEASE

          The Company leases its main office space in Richardson, Texas in March 1995. The lease has been rearranged in March 2000 and will expire in April 2003. The rental rate is $6,626 per month. The future minimum rental payments under the current lease are as follows:

                          2002                         79,512
                          2003                         23,191

     4.   NET CAPITAL REQUIREMENT

          Treasure Financial Corporation is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires that the ratio of aggregate indebtedness to net capital, both as defined shall not exceed 15 to 1. Treasure Financial Corporation has net capital, required net capital, and excess net capital as follows as of December 31, 2001:

                  Net Capital                                 $47,241
                  Required Net Capital                          5,000
                                                              -------
                  Excess Net Capital                           42,241

     5.   INCOME TAXES

          The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 199, (SFAS 109), "Accounting for Income Taxes", under the asset and liability approach of SFAS No. 109, the expected future tax consequences of temporary differences between book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. SFAS No. 109 also established criteria for determining whether a valuation allowance should be established for any deferred tax assets for which realization is uncertain.

          The Company has deferred tax assets of $17,250, and income tax benefit of $41,749 for the year.

     6.   MARKETABLE SECURITIES

          The Company has an error account to handle trading errors. The trading securities of $121 held are recorded as marketable securities at the fair market value. The unrealized loss is included in the loss on marketable securities of the statement of operations.

                  Aggregate Cost           Market Value          Unrealized Loss

                     13,047                   121                     1,828

          The proceeds from sales of securities are $12,710, cost is $13,047 and the realized loss is $337 during the year. Actual cost method was used to determine the gain or loss. Realized loss and unrealized loss, total $2,165 is shown in the statement of operations.

     7.   SIPC COMPLIANCE

          The Company is in compliance with the SIPC annual dues requirement. Dues have been paid for 2001.

     8.   CONCENTRATION OF CREDIT RISK

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks (the deposit account balance exceeding the amount insured by the FDIC).

     9.   USE OF ESTIMATES

          The preparation of financial statements in conformation with Generally Accepted Accounting Principles (GAAP) requires the management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

                                    EXHIBITS

Exhibit Number     Exhibit Description

3.1                Articles of Incorporation

3.2                By-laws

5                  Legal Opinion

23                 Consent of Expert

                                  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. Reflect in the prospectus any facts or events, which individually or together, represent a fundamental change in the information in the registration statement;

     c. Include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, to treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on May __, 2002.

                          Treasure Financial Corp.

                            /s/  Tsan-Hwa Wu
                          --------------------------
                          By: Tsan-Hwa Wu, President
                          Date: May __, 2002


     In accordance with the requirements of the Securities act of 1933, the following persons in the capacities and on the date stated signed this registration statement.


Name                            Position                            Date


/s/ Tsan-Hwa Wu                 Chairman, CEO                       June 7, 2002
---------------                 President, and Director
Tsan-Hwa Wu


/s/  Enchuan Lin                Secretary and Director              June 7, 2002
----------------
Enchuan Lin

/s/ Pao-Yu Chen                 CFO, Treasurer, and Director        June 7, 2002
---------------
Pao-Yu Chen



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